                                                                    Exhibit 99.1

                             OMEGA CABINETS, LTD.

                             Consent Solicitation
                                 in Respect of
            10 1/2% Senior Subordinated Notes due June 15, 2007 of
                             Omega Cabinets, Ltd.

                               CUSIP  682070AB3

                Pursuant to the Consent Solicitation Statement
                            Dated January 12, 1999
                                      by
                             OMEGA CABINETS, LTD.

--------------------------------------------------------------------------------
THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999, UNLESS EXTENDED.
--------------------------------------------------------------------------------

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Omega Cabinets, Ltd. (the "Company") is soliciting (the "Consent Solicitation") the consents (the "Consents") from registered holders of the Company's 10 1/2% Senior Subordinated Notes due June 15, 2007 (the "Notes") to certain proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture dated as of July 24, 1997 by and between the Company, the Guarantors (as defined therein), and The Chase Manhattan Bank, as Trustee (the "Trustee"), upon the terms and subject to the conditions set forth in the Company's Consent Solicitation Statement dated January 12, 1999 (the "Consent Solicitation Statement") enclosed herewith.

     Enclosed herewith are copies of the following documents:

     1.   The Consent Solicitation Statement;
     2. The Consent for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and
     3. A form of letter which may be sent to your clients for whose account you hold the Notes in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Consent Solicitation.

     PLEASE NOTE THAT THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting Consents pursuant to the Consent Solicitation. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     Any questions or requests for additional copies of the enclosed materials may be directed to the Financial Advisor, at the address and telephone number set forth on the back cover of the enclosed Consent Solicitation Statement.

                                    Very truly yours,

                                    OMEGA CABINETS, LTD.

                             OMEGA CABINETS, LTD.

                             Consent Solicitation
                                 in Respect of
            10 1/2% Senior Subordinated Notes due June 15, 2007 of
                             Omega Cabinets, Ltd.

                               CUSIP  682070AB3

                Pursuant to the Consent Solicitation Statement
                            Dated January 12, 1999
                                      by
                             Omega Cabinets, Ltd.

              FOR A CASH FEE OF $2.50 PER $1,000 PRINCIPAL AMOUNT

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999, UNLESS EXTENDED.

TO OUR CLIENTS:

     Enclosed for your consideration is the Consent Solicitation Statement dated January 12, 1999 (the "Consent Solicitation Statement") of Omega Cabinets, Ltd. (the "Company") and the related Consent and instructions thereto (the "Consent") relating to the Company's solicitation (the "Consent Solicitation") of consents (the "Consents") from holders of its 10 1/2% Senior Subordinated Notes due June 15, 2007 (the "Notes") to proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture dated as of July 24, 1997 by and between the Company, the Guarantors (as defined therein), and The Chase Manhattan Bank, as Trustee (the "Indenture").

     Approval of the Proposed Amendments requires the consent (the "Requisite Consents") of holders of at least a majority in aggregate principal amount of the outstanding Notes. The Proposed Amendments becoming operative are conditioned upon, among other things, satisfaction of the Acquisition Condition (as defined in the Consent Solicitation Statement).

     We are the registered holder of Notes held by us for your account. Delivery of a Consent with respect to such Notes can be made only by us as the registered holder and pursuant to your instructions. The Consent is furnished to you for your information only and cannot be used by you to deliver a Consent with respect to such Notes held by us for your account.

     Accordingly, we request instructions as to whether you wish us to deliver Consents with respect to such Notes, pursuant to the terms and conditions set forth in the Consent Solicitation Statement and the Consent. We urge you to read the Consent Solicitation Statement, the Consent and the other enclosed materials carefully before instructing us to deliver Consents with respect to such Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to deliver Consents with respect to such Notes on your behalf in accordance with the provisions of the Consent Solicitation. The Consent Solicitation will expire at 5:00 P.M., New York City time, on January 25, 1999 (the "Expiration Date"), unless extended.

     If you wish to have us deliver your Consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form that follows.

                INSTRUCTIONS REGARDING THE CONSENT SOLICITATION
                              WITH RESPECT TO THE
              10 1/2% SENIOR SUBORDINATED NOTES DUE JUNE 15, 2007
                            OF OMEGA CABINETS, LTD.


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Consent Solicitation of Omega Cabinets, Ltd.

     This will instruct you whether to deliver my Consent to the Proposed Amendments with respect to the principal amount at maturity of Notes indicated below held by you for the account of the undersigned, pursuant to the terms of and conditions set forth in the Consent Solicitation Statement and the Consent.

Box 1  [_]  Please deliver my Consent to the Proposed Amendments with respect to such Notes.


Box 2  [_]  Please do not deliver my Consent to the Proposed Amendments with respect to such Notes.



Date:___________________               _________________________________________


                                       _________________________________________
                                       Signature(s)*


                                       _________________________________________


                                       _________________________________________
                                       Please print name(s) here


                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       Please type or print address

                                       _________________________________________
                                       Area Code and Telephone Number

                                       _________________________________________
                                       Taxpayer Identification or
                                       Social Security Number

                                       _________________________________________
                                       My Account Number with You

UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO ALL NOTES OF SUCH BENEFICIAL OWNER(S).

CONFIDENTIAL


                             OMEGA CABINETS, LTD.
                               1205 Peters Drive
                             Waterloo, Iowa  50703
                        CONSENT SOLICITATION STATEMENT
                           For Consent Solicitation
 Expiring 5:00 P.M., New York City time, on January 25, 1999, Unless Extended with respect to:
                  $100,000,000 Aggregate Principal Amount of
              10 1/2% Senior Subordinated Notes due June 15, 2007
                      in exchange for a cash fee of $2.50
                per $1,000 aggregate principal amount of Notes

     SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT, OMEGA CABINETS, LTD. ("OMEGA" OR THE "COMPANY") WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS (AS DEFINED HEREIN) RECEIVED BY THE DEPOSITARY (AND NOT REVOKED AS PROVIDED HEREIN) PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE"), FROM HOLDERS (AS DEFINED HEREIN) OF RECORD ON JANUARY 11, 1999 OF THE COMPANY'S 10 1/2% SENIOR SUBORDINATED NOTES DUE JUNE 15, 2007 (THE "NOTES"). AS SOON AS PRACTICABLE AFTER THE OPERATIVE DATE (AS DEFINED HEREIN), SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, THE COMPANY WILL PAY TO HOLDERS IN RESPECT OF SUCH CONSENTS A CASH FEE OF $2.50 PER $1,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES TO WHICH SUCH CONSENT RELATES. THE COMPANY WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. THE COMPANY INTENDS TO ENTER INTO THE SUPPLEMENTAL INDENTURE (AS DEFINED HEREIN) AS SOON AS PRACTICABLE AFTER THE REQUISITE CONSENTS (AS DEFINED HEREIN) HAVE BEEN RECEIVED. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, AFTER THE SUPPLEMENTAL INDENTURE HAS BEEN EXECUTED, NO CONSENT BY A HOLDER MAY BE REVOKED.

       The Company is hereby soliciting the consent (the "Consent Solicitation") of the Holders of the outstanding Notes to amendments (the "Proposed Amendments") to certain provisions of the indenture governing the Notes (the "Indenture").

     As more fully described herein, the Company intends to acquire all of the issued and outstanding shares of capital stock of Kitchen Craft of Canada, Ltd. (referred to herein collectively with its subsidiaries as "Kitchen Craft", with such acquisition referred to as the "Kitchen Craft Acquisition"). The principal purposes of the Proposed Amendments are to (i) modify certain provisions of the Indenture regarding the creation or acquisition of certain foreign Subsidiaries (as defined in the Indenture) which will not be required to deliver a Guarantee (as defined in the Indenture) with respect to the Notes;
(ii) modify certain provisions of the Indenture to permit foreign Subsidiaries that do not provide a Guarantee of the Notes to otherwise operate under the terms of the Indenture, subject to the limitations currently in place for the Company and the Guarantors (as defined in the Indenture); and (iii) make minor modifications to other Indenture provisions.

     Approval of the Proposed Amendments requires the consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes (the "Requisite Consents"). The Proposed Amendments becoming operative are conditioned upon, among other things, the acquisition by the Company of at least 50% of the outstanding capital stock of Kitchen Craft (the "Acquisition Condition").

     This Consent Solicitation Statement does not constitute a solicitation of a consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.

     The information contained in this Consent Solicitation Statement is based upon information provided solely by the Company and Kitchen Craft. Although management believes it has conducted a reasonable investigation with respect to Kitchen Craft, the Company makes no representation or warranty, express or implied, or assumes any responsibility, as to the accuracy or adequacy of the information relating to Kitchen Craft contained herein. Neither the Financial Advisor nor the Depositary (each as defined herein) has independently verified or makes any representation or warranty, express or implied, or assumes any responsibility, as to the accuracy or adequacy of the information contained herein.

THIS CONSENT SOLICITATION STATEMENT IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY IN CONNECTION WITH A HOLDER'S EVALUATION OF THE CONSENT SOLICITATION AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY.

HOLDERS ARE URGED TO REVIEW THIS CONSENT SOLICITATION STATEMENT CAREFULLY. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER ANY NOTES.


      The date of this Consent Solicitation Statement is January 12, 1999.

     HOLDERS WHO WISH TO CONSENT SHOULD DELIVER, BY REGULAR MAIL, AIR COURIER, MESSENGER OR FACSIMILE, THEIR PROPERLY COMPLETED, EXECUTED AND DATED CONSENT FORMS TO THE DEPOSITARY AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. ALL FACSIMILE TRANSMISSIONS SHOULD BE FOLLOWED BY DELIVERY OF ORIGINALLY EXECUTED CONSENTS. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CONSENTS, IS AT THE ELECTION AND RISK OF THE HOLDER.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

INTRODUCTION...................................................      1

AVAILABLE INFORMATION..........................................      2

FORWARD-LOOKING STATEMENTS.....................................      2

SUMMARY FINANCIAL DATA.........................................      3

BACKGROUND AND PURPOSES OF THE SOLICITATION....................      4
     The Company...............................................      4
     Kitchen Craft of Canada Ltd...............................      5
     The Proposed Acquisition..................................      6
     The Financing.............................................      7
     Capitalization............................................      8
     Amended and Restated Senior Credit Facility...............      9
     Additional Equity Financing...............................     12
     Purposes of the Solicitation..............................     12
     The Proposed Amendments...................................     12

THE CONSENT SOLICITATION.......................................     13
     Interest of Certain Persons in the Proposed Amendments....     13
     Terms of the Consent Solicitation.........................     13
     Consent Procedures........................................     14
     The Acquisition Condition.................................     15
     Revocation of Consents....................................     15
     The Financial Advisor and the Depositary..................     16

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.................     16
     General...................................................     16
     Consequences of Proposed Amendments and
     Receipt of Consent Payments by U.S. Holders...............     17
     Backup Withholding........................................     17
     Non-United States Holders.................................     17

EXHIBIT A - PROPOSED AMENDMENTS................................    A-1

CONSENT........................................................    C-1

INDEX TO FINANCIAL STATEMENTS..................................    F-1

                                  INTRODUCTION

     The Company hereby solicits, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and the related form of Consent, the Consent of the Holders of its Notes to the Proposed Amendments.

     The description of the terms of the current Indenture and the Proposed Amendments set forth below is only a summary and is qualified by the terms and conditions of the Indenture, certain portions of which are attached to this Consent Solicitation Statement as Exhibit A, as well as changes to the Indenture
                                  ---------
pursuant to the Proposed Amendments, which are marked in the sections of the Indenture attached in Exhibit A. Holders of Notes should carefully review the
                      ---------
changes to the Indenture pursuant to the Proposed Amendments before granting the Consents.

     Capitalized terms used below that are not defined in this Consent Solicitation Statement shall have the meanings assigned to them in the Indenture unless otherwise indicated. The date and time at which the Supplemental Indenture is executed is referred to herein as the "Effective Date". However, the Supplemental Indenture will provide that the Proposed Amendments will not become operative until the Acquisition Condition is satisfied. The date on which the Effective Date shall have occurred and the Acquisition Condition shall have been satisfied is referred to herein as the "Operative Date".

     The Company is also providing to Holders of Notes certain financial and business information concerning the Company for the eleven month period ended November 21, 1998 (the "Third Quarter Update"), which updates the information contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998. The information contained herein and in the Third Quarter Update should be read in conjunction with the financial statements and other information contained in the Company's reports filed with the Securities and Exchange Commission (the "Commission"). The Company will provide without charge to any person to whom this Consent Solicitation Statement is delivered, upon written or oral request of such person, a copy of any or all of the documents which have been filed with the Commission by the Company, other than exhibits to such documents. Requests for such copies should be directed to the Financial Advisor.

     The Company has prepared its financial statements and certain other selected financial information contained herein in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") using United States dollars as its reporting currency. Accordingly, as required by U.S. GAAP, assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the end of the reporting period, and revenues and expenses are translated at the average exchange rate during the period. In this Consent Solicitation Statement, references to "U.S. dollars" or "$" are to the currency of the United States and references to "Canadian dollars" or "(Cdn) $" are to the currency of Canada. Solely for the convenience of the reader, Canadian dollar amounts not contained in or derived from the financial statements contained herein have been translated into U.S. dollars at an exchange rate of $0.6580 to (Cdn) $1.00, the New York foreign exchange mid-range rate as quoted at 4:00 pm Eastern time on January 5, 1999 by Telerate and reported in the Wall Street Journal on January 6, 1999 (the "Exchange Rate"). On January 11, 1999, the Exchange Rate reported in the Wall Street Journal for January 8, 1999 was $0.6609 to (Cdn) $1.00. The Exchange Rate translations contained herein should not be construed as a representation that the Canadian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate.

     The information set forth below under the heading "Kitchen Craft of Canada Ltd." and contained elsewhere herein relating to Kitchen Craft is based on information provided by Kitchen Craft. Accordingly, although management believes it has conducted a reasonable investigation with respect to Kitchen Craft, the Company makes no representation or warranty, express or implied, or assumes any responsibility, as to the accuracy or adequacy of the information relating to Kitchen Craft contained herein, and no assurances can be made that, if the Company acquires Kitchen Craft, the Company will not thereafter acquire additional material information concerning Kitchen Craft.

                             AVAILABLE INFORMATION

     The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Indenture, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, the Company will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its subsidiaries on a consolidated basis and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. Any reports or documents filed by the Company with the Commission may be inspected and copied at the Public Reference Section of the Commission's office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661). Copies of such reports or other documents may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports and other information that is filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov. Omega[TM] and HomeCrest[TM] are registered trademarks of the Company.

                          FORWARD-LOOKING STATEMENTS

     Certain statements in this Consent Solicitation Statement may be regarded as "forward-looking statements". Such forward-looking statements include statements qualified by the words "believes," "anticipates" and similar expressions and statements concerning the Company's expectations regarding synergies and other benefits arising from the Kitchen Craft Acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. These risks and uncertainties include the risks identified under the heading "Risk Factors" in the Offering Memorandum and related Exchange Offer Prospectus relating to the Notes, which are incorporated herein by reference. In addition, the Company wishes to caution readers that the following important factors and others in some cases have affected and in the future could affect the Company's actual results and could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by the Company: (i) economic conditions in the remodeling and housing markets, (ii) availability of credit, (iii) increases in interest rates, (iv) cost of lumber and other raw materials, (v) inability to maintain state-of-the-art manufacturing facilities, (vi) heightened competition, including intensification of price and service competition, the entry of new competitors and the introduction of new products by existing competitors, (vii) inability to capitalize on opportunities presented by industry consolidation, (viii) loss or retirement of key executives, and (ix) inability to grow by acquisition of additional cabinetry manufacturers or to effectively consolidate operations of businesses acquired, including the business of Kitchen Craft. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved and holders of the Notes should not place undue reliance on such forward-looking statements. The Company disclaims any obligation to publicly announce or disclose to the holders of the Notes the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                            SUMMARY FINANCIAL DATA

     Set forth below are summary historical and pro forma consolidated financial data of the Company. The historical financial data has been derived from the Company's unaudited consolidated financial statements included elsewhere in this Consent Solicitation Statement and, in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of said information. The information presented below should be read in conjunction with "Capitalization" and the consolidated financial statements and notes thereto and other financial information included elsewhere in this Consent Solicitation Statement or previously filed by the Company with the Commission.


                                    Twelve Months Ended
                                     November 21, 1998
                              Actual               Pro Forma
                              ------               ---------

Net Sales                      $167,107             $234,469


EBITDA (1)                       30,726               41,818

EBITDA Margin                      18.4%                17.8%

Capital Expenditures           $  3,934             $  5,507
Interest Expense                 14,129               18,049

Senior Debt                      37,000               80,757
Total Debt                      137,000              180,757

Senior Debt/EBITDA                  1.2x                 1.9x
Total Debt/EBITDA                   4.5x                 4.3x

EBITDA/Interest Expense             2.2x                 2.3x

_________________

(1) EBITDA represents income from operations before interest expense (including amortization of deferred financing costs), income taxes, depreciation, amortization of goodwill, and certain non-recurring expenses related to a potential acquisition that did not occur (approximately $750 in the twelve months ended November 21, 1998). EBITDA is presented because it is a widely accepted financial indicator of a leveraged company's ability to service and/or incur indebtedness and because management believes that EBITDA is a relevant measure of the Company's ability to generate cash without regard to the Company's capital structure or working capital needs. EBITDA as presented may not be comparable to similarly titled measures used by other companies, depending upon the non-cash charges included. When evaluating EBITDA, holders of the Notes should consider that EBITDA (i) should not be considered in isolation but together with other factors which may influence operating and investing activities, such as changes in operating assets and liabilities and purchases of property and equipment, (ii) is not a measure of performance calculated in accordance with U.S. GAAP, (iii) should not be construed as an alternative or substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, and (iv) should not be used as an indicator of the Company's operating performance or as a measure of its liquidity.

                  BACKGROUND AND PURPOSES OF THE SOLICITATION

The Company

     Omega is a leading manufacturer of wood and laminate kitchen cabinetry, bathroom vanities and related accessories. Headquartered in Waterloo, Iowa, the Company produces a wide array of custom, semi-custom and stock kitchen cabinetry and bathroom vanities primarily for use in residential remodeling and, to a lesser extent, in new construction. Omega manufactures its products in state-of-the-art, highly-integrated facilities under the Omega (custom), Dynasty (semi-custom), Embassy (semi-custom), and Legend (stock) brand names. Omega's HomeCrest division ("HomeCrest") manufactures its products under the HomeCrest (stock) brand name. The Company's line of frameless cabinets, which are manufactured and sold solely by the Company's HomeCrest division, account for less than 5% of the Company's sales. The Company sells to a broad network of kitchen and bath dealers, home centers, builders/contractors and independent distributors. The independent dealers account for approximately 80% of the Company's sales.

     The Company specializes in manufacturing kitchen cabinetry and bathroom vanities and accessories. The Company offers its customers one of the most extensive product lines in the cabinetry industry and believes that it is one of only two national manufacturers that produces a full line of kitchen cabinetry for all three market price points: custom, semi-custom and stock. The Company's cabinetry is distinguished by its high quality materials, superior finishes and expert construction.

     Omega was founded in 1977 by Robert J. Bertch. In its early years, Omega principally manufactured bath vanities. In 1984, Omega began manufacturing custom kitchen cabinetry under the Omega Custom brand name. In 1990, Omega introduced a semi-custom kitchen cabinetry line under the Dynasty brand name as a lower price alternative to the Omega Custom line.

     In June 1994, Code, Hennessy & Simmons, Inc. led a group of private investors, including certain of the Company's current senior management team, in the acquisition of Omega from its founder. In May 1995, Omega acquired HomeCrest Corporation, a manufacturer of stock cabinetry under the HomeCrest brand name.

     On or about April 28, 1997, Omega Holdings, Inc. ("Holdings"), the sole stockholder of the Company, and Holdings' stockholders entered into a recapitalization agreement with Omega Merger Corp. ("OMC"), a company formed by affiliates of Butler Capital Corporation ("BCC"), which provided for a merger of OMC with and into Holdings, and a recapitalization of Holdings, with Holdings as the surviving corporation (the "OMC Merger"). Concurrently with the OMC Merger, which occurred on June 13, 1997, aggregate consideration of approximately $201.6 million was paid to certain selling stockholders of Holdings, including approximately $89.3 million of debt which was repaid in connection therewith.

     On July 24, 1997, the Company consummated the sale (the "Initial Offering") of $100 million in aggregate principal amount of its original notes (the "Original Notes") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Concurrently with the Initial Offering, the Company used the net proceeds from the Initial Offering, cash from operations and borrowings under the Revolving Facility (as defined herein) to repay certain existing indebtedness and to pay certain related expenses. In connection with the Initial Offering, the Company entered into a registration rights agreement with the initial purchasers of the Original Notes pursuant to which it agreed to register the Notes under the Securities Act and offer them in exchange for the Original Notes. On January 30, 1998, the Company consummated the exchange of the Notes for the Original Notes.

     On October 1, 1997, HomeCrest, a wholly-owned subsidiary of the Company, was merged with and into the Company with the Company as the surviving corporation.

Kitchen Craft of Canada Ltd.

     Kitchen Craft is the second largest manufacturer of kitchen and bathroom cabinetry and laminated countertops in Canada and the largest Canadian manufacturer of semi-custom kitchen and bathroom cabinetry. Kitchen Craft is also a leading competitor in the United States semi-custom cabinet market. Kitchen Craft had total sales of (Cdn) $84.6 million in 1997 and (Cdn) $99.1 million during the twelve month period ended November 30, 1998. In contrast to the Company, 100% of Kitchen Craft's cabinetry sales are generated by frameless products. Approximately 97% of Kitchen Craft's sales are derived from cabinetry products with the remaining 3% from laminated countertops.

     From its base of operations in Canada, currently contributing approximately 54% of its sales, Kitchen Craft has expanded its United States operations since 1992 and has established a national U.S. presence. Consistent with historical levels, Kitchen Craft's sales through dealer channels accounted for approximately 97% of its sales in 1998. Approximately 60% of such sales were through its dealer network (consisting of approximately 430 active dealers) and approximately 37% of such sales were through its company owned stores. Sales to one home center in Canada accounted for the remaining 3% of 1998 sales. Kitchen Craft operates 12 company owned stores in Canada due to the lack of a strong distribution channel of independent kitchen and bath dealers in Canada. Kitchen Craft management attributes this industry dynamic primarily to the prevalence of nearly exclusive manufacturer representation by dealers and lack of population density in Canada. Kitchen Craft's company owned stores function in essentially the same manner and provide substantially equivalent customer services as independent dealers. Kitchen Craft also owns 3 stores in the United States that were created due to Kitchen Craft's initial difficulty in penetrating the independent dealer network in the United States and generating sales volume. Following the Kitchen Craft Acquisition, Kitchen Craft expects to focus on growing its base of independent dealers, particularly in the United States.

     Substantially all of Kitchen Craft's manufacturing is performed in Winnipeg, Manitoba at Kitchen Craft's two main facilities totaling approximately 330,000 square feet. The larger facility, which houses Kitchen Craft's entire cabinet manufacturing plant as well as Kitchen Craft's executive offices, is comprised of approximately 300,000 square feet and is owned by Kitchen Craft. The second facility, which is leased, consists of approximately 30,000 square feet, and houses Kitchen Craft's countertop manufacturing plant. Kitchen Craft currently employs approximately 1,050 workers, none of whom are covered by a union or collective bargaining agreement.

     Kitchen Craft's manufacturing facilities are currently producing approximately 1,750 cabinets per day and have the capacity to produce approximately 2,000 cabinets per day without significant additional capital expenditures. Kitchen Craft anticipates the need to increase its manufacturing capacity during 1999 by expanding its manufacturing facilities by approximately 50,000 square feet, at an estimated cost of approximately (Cdn) $1.5 million.

     Kitchen Craft is guided by a management team led by Herbert D. Buller, the Chief Executive Officer, who founded the company in 1971 in Winnipeg, Manitoba. Mr. Buller and his four sons, all of whom are involved in Kitchen Craft's management, own, directly and indirectly, approximately 97% of Kitchen Craft's outstanding capital stock. Mark Buller, Kitchen Craft's President, has managed the day to day affairs of Kitchen Craft since 1996. Omega management currently anticipates that, following the Kitchen Craft Acquisition, Kitchen Craft will be operated as a subsidiary of Omega under the leadership of the existing Kitchen Craft management team.

     The Company believes the opportunity to combine Omega and Kitchen Craft will create several competitive advantages, including the following:

 . Strengthened Position in the Key Distribution Channel and Price Point:  The
  ---------------------------------------------------------------------
  Company believes that the combination would enhance the combined enterprise's competitive position by strengthening the Company's position as a leading manufacturer of semi-custom cabinets serving the dealer channel of distribution.

 . Broadened Opportunity to Leverage the Omega Franchise:  The Company believes
  -----------------------------------------------------
  that, given the minimal overlap in the dealer bases of the two companies, the opportunity to leverage the U.S. dealer networks of Omega and Kitchen Craft should provide the combined entity with the opportunity to take advantage of cross-selling opportunities. Omega believes that Kitchen Craft's moderately priced frameless product lines will complement the existing Omega higher priced framed product lines.

 . Synergies of the Combination:  Omega believes that the two companies will be
  ----------------------------
  in a position to achieve synergies and benefit from economies of scale in operations, including, to some degree, raw materials purchasing. The Company expects to examine opportunities to improve Kitchen Craft's operating margin through the implementation of automation projects, such as the implementation of a rough mill facility to prepare lumber for cabinet production. Additionally, Omega expects the combined entity to utilize, over time, best practices from each of Kitchen Craft's and the Company's production processes.

The Proposed Acquisition

     The Company and Kitchen Craft entered into a non-binding letter of intent on November 5, 1998 and are currently negotiating the terms and conditions of definitive agreements to accomplish the Kitchen Craft Acquisition.

     The Company intends to acquire all of the issued and outstanding shares of capital stock of Kitchen Craft. The purchase of a portion of such shares (expected to be valued at not more than (Cdn) $9.1 million) will be made with consideration in the form of new shares of Kitchen Craft (the "Rollover Shares") rather than cash. The Rollover Shares will provide for the exchange of the Rollover Shares for shares of Holdings upon the occurrence of certain events, including a change of control of Holdings.

     The Company intends to fund the Kitchen Craft Acquisition (i) through borrowings under its Amended and Restated Senior Credit Facility (as defined below) and the Canadian Senior Credit Facility (as defined below), and (ii) with approximately (Cdn) $17.4 million in proceeds from the sale of shares of common stock of Holdings to one or more of the Company's existing stockholders or their affiliates, including BCC. Any borrowing made by the Company under the Amended and Restated Senior Credit Facility to finance the Kitchen Craft Acquisition will be loaned by the Company to Kitchen Craft and evidenced by an unsecured intercompany note from Kitchen Craft to the Company.

     As noted above, the Kitchen Craft Acquisition is subject to certain conditions, and no assurances can be made that the Kitchen Craft Acquisition will be completed. In the event that the Kitchen Craft Acquisition is not completed, then the terms of the Proposed Amendments will not become operative.

     The preceding description of the Kitchen Craft Acquisition is provided only to allow Holders of Notes to evaluate the merits of the Consent Solicitation, and does not constitute an offer of any securities, directly or indirectly, in or into, or by use of the mails, or by any means or instrumentality (including, without limitation, facsimile transmission, telex, or telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States or Canada.

The Financing

     The Company intends to finance the Kitchen Craft Acquisition through an amendment to its Existing Bank Credit Facility (as defined below) described below under "Amended and Restated Senior Credit Facility", including the establishment of the Canadian Senior Credit Facility (as defined below), and the equity investments described below under "Additional Equity Financing". The following table illustrates the estimated sources and uses of funds in connection with the Kitchen Craft Acquisition.


Sources of Funds(1)                                U.S. dollars         Canadian dollars
                                                   (in millions)        (in millions)
Amended and Restated Senior
Credit Facility(2)
        New Omega Term Loan.......................  $  25.0  (Cdn) $  38.0

Canadian Senior Credit Facility(3)
        Canadian Term Facility....................     14.5            22.0
        Canadian Revolving Facility...............      4.3             6.5
Additional equity financing.......................     11.4            17.4
Rollover Shares(4)................................      6.0             9.1
                                                       ----             ----
              Total sources of funds..............   $ 61.2  (Cdn) $    93.0
                                                       ====             ====

Uses of Funds

Purchase of Kitchen Craft equity
  and retirement of Kitchen Craft indebtedness(5).   $ 57.2  (Cdn) $    87.0
Fees and expenses.................................      4.0              6.0
                                                       ----             ----
             Total uses of funds..................   $ 61.2  (Cdn) $    93.0
                                                       ====             ====

__________
(1) Based on the estimated purchase price of (Cdn) $87.0 million. In the event that the Company increases the amount payable in the Kitchen Craft Acquisition, it anticipates that 100% of such increase would be financed through the incurrence of additional debt.

(2) The Amended and Restated Senior Credit Facility provides for $40.0 million in existing term loans and $25.0 million in new term loans, and up to $20.0 million of revolving credit borrowings, including up to $2.0 million of letters of credit.

(3) The Canadian Senior Credit Facility provides for (Cdn) $22.0 million in new term loans and up to (Cdn) $15.0 million of revolving credit borrowings, including up to (Cdn) $0.5 million of letters of credit.

(4)  Reflects an estimate of the maximum number of Rollover Shares.

(5) The Company anticipates that all of such indebtedness will be repaid in connection with the closing of the Kitchen Craft Acquisition. In addition, to the extent that Kitchen Craft's cash balances exceed third party indebtedness on the closing date of the Kitchen Craft Acquisition, such excess cash will be retained by the sellers.

Capitalization

     The following table sets forth the actual capitalization of the Company as of November 21, 1998 and the pro forma capitalization of the Company as of November 21, 1998, giving effect to the Kitchen Craft Acquisition. This table should be read in conjunction with the related "Unaudited Pro Forma Combined Financial Data" included elsewhere in this Consent Solicitation Statement.

                                        Actual as of          Pro Forma as of
                                      November 21, 1998      November 21, 1998
                                      -----------------      -----------------
                                        (in millions)          (in millions)
Amended and Restated Senior
Credit Facility (1)
  Term Facility.......................   $    36.5             $    36.5
  New Omega Term Loan.................           -                  25.0
  Revolving Facility..................         0.5                   0.5
Canadian Senior Credit Facility (2)
  Canadian Term Facility..............           -                  14.5
  Canadian Revolving Facility.........           -                   4.3
10 1/2% Senior Subordinated Notes.....       100.0                 100.0
                                         ---------             ---------
Total debt............................       137.0                 180.8
Total stockholders' equity (deficit)..       (41.4)                (24.0)
                                         ---------             ---------
Total capitalization..................   $    95.6             $   156.8
                                         =========             =========

_______________
(1) The Amended and Restated Senior Credit Facility provides for $40.0 million in existing term loans and $25.0 million in new term loans, and up to $20.0 million of revolving credit borrowings, including up to $2.0 million of letters of credit.

(2) The Canadian Senior Credit Facility provides for (Cdn) $22.0 million in new term loans and up to (Cdn) $15.0 million of revolving credit borrowings, including up to (Cdn) $0.5 million of letters of credit.

Amended and Restated Senior Credit Facility

Existing Bank Credit Facility

     In June 1997, the Company and its subsidiaries entered into an agreement with various banks (the "Existing Bank Credit Facility") including U.S. Bank, National Association (formerly known as First Bank, National Association) as a bank lender and as agent for the bank lenders party thereto ("U.S. Bank") providing for a senior credit facility consisting of (i) a term facility of up to $40.0 million (the "Term Facility") and (ii) a revolving facility of up to $20.0 million (the "Revolving Facility"). The Existing Bank Credit Facility (together with any amendments, supplements, extensions, modifications, renewals, refunds, replacements or refinancings thereof) is permitted by the terms of the Notes to be increased to a total borrowing capacity of $120.0 million. As of November 21, 1998, approximately $0.5 million of revolving credit borrowings were outstanding under the Existing Bank Credit Facility.

     The Term Facility requires quarterly principal payments which began in September 1997 at approximately $0.6 million per quarter, increased to approximately $1.0 million per quarter in September 1998 and will increase to approximately $1.4 million, $1.5 million, $1.9 million, and $2.3 million per quarter during the four-quarter periods beginning in September 1999, 2000, 2001, and 2002, respectively, with the balance due in the following two quarters. The Term Facility matures on December 26, 2003. The Revolving Facility portion of the Existing Bank Credit Facility will mature in 2002 and has no scheduled interim amortization. In addition, the Company is required to make prepayments on the Existing Bank Credit Facility under certain circumstances, including certain sales of assets and the issuance of debt or equity securities other than issuances of equity securities to finance acquisitions permitted under the Existing Bank Credit Facility or, with certain limitations, equity securities issued to management employees and directors. The Company is also required on an annual basis to make prepayments on the Existing Bank Credit Facility in an amount equal to 75% of the Company's Excess Cash Flow (as defined therein). These mandatory prepayments will be applied first to prepay the Term Facility and then to the permanent reduction of the Revolving Facility. Subject to reduction in the event the Company meets certain leverage tests, and subject to increase upon the occurrence and during the continuation of an event of default, the Existing Bank Credit Facility bears interest, at the Company's option, (a) at an adjusted base rate equal to the Applicable Margin (as defined therein) plus the greater of the federal funds rate plus 0.5% or U.S. Bank's customary base rate or (b) at the Applicable Margin (as defined therein) plus U.S. Bank's Eurodollar rate.

     The Existing Bank Credit Facility is guaranteed by the Company's sole stockholder, Holdings. The Existing Bank Credit Facility is secured by all of the stock of the Company, all of the stock of Panther Transport, Inc., the Company's subsidiary, and all of the Company's and its subsidiary's properties and assets.

     The Existing Bank Credit Facility contains certain financial covenants, including, but not limited to, covenants related to interest coverage, fixed charge coverage and a leverage test. In addition, the Existing Bank Credit Facility contains other affirmative and negative covenants relating to (among other things) liens, negative pledges, limitations on additional debt, transactions with affiliates, maintenance of lockbox, mergers and dispositions of assets, subsidiaries and acquisitions, operating leases, restricted payments (including junior debt payments), guarantees, capital expenditures and investments. It is also an event of default under the Existing Bank Credit Facility if the Company prepays the Notes prior to maturity. The Existing Bank Credit Facility contains customary events of default for highly leveraged financings, including changes in control of the Company.

New Omega Term Loan

     In connection with the consummation of the proposed Kitchen Craft Acquisition, the Company expects to amend and restate its Existing Bank Credit Facility (the "Amended and Restated Senior Credit Facility") with U.S. Bank, as agent, and certain other financial institutions parties thereto. The Company expects that the Amended and Restated Senior Credit Facility will not become operative until the funding of the Kitchen Craft Acquisition. The Amended and Restated Senior Credit Facility will contain substantially the same financial covenants and other terms and conditions as those contained in the Existing Bank Credit Facility, with certain modifications for purposes of including Kitchen Craft's financial performance (as summarized below) and to provide for, in addition to the existing Term Facility and Revolving Facility, up to an additional $25.0 million of term loan borrowings (the "New Omega Term Loan") to be used to finance, in part, the Kitchen Craft Acquisition. The principal amount of the New Omega Term Loan will be payable in four equal quarterly installments beginning March 31, 2004 with a final maturity on December 31, 2004. There will be no change to the existing Term Facility amortization. In addition, the Amended and Restated Senior Credit Facility will extend the Revolving Facility maturity date to December 26, 2003. Mandatory prepayments under certain circumstances will continue to apply to the New Omega Term Loan, in addition to the existing Term Loan and Revolving Facility, under the Amended and Restated Senior Credit Facility, including certain sales of assets and the issuance of debt or equity securities other than issuances of equity securities to finance acquisitions permitted under the Amended and Restated Senior Credit Facility or, with certain limitations, equity securities issued to management employees and directors.

     The Amended and Restated Senior Credit Facility will amend the capital expenditure negative covenant, the operating lease negative covenant, and the cash flow leverage ratio test. In order to provide for the Kitchen Craft Acquisition, the capital expenditure limitation will be increased to approximately $7.5 million in the aggregate per year (subject to certain exclusions provided therein). The maximum permitted amount of operating lease payments in any fiscal year will be increased to $4 million (subject to certain exclusions provided therein). The existing Cash Flow Leverage Ratio (as defined therein) will be adjusted to include Kitchen Craft's pre-acquisition EBITDA (as defined therein) for relevant periods.

     In addition to the guarantees provided under the Existing Bank Credit Facility, the Amended and Restated Senior Credit Facility will be secured by a pledge of (i) the unsecured intercompany note of Kitchen Craft issued to the Company in connection with the financing of the Kitchen Craft Acquisition, (ii) 65% of the capital stock of Kitchen Craft acquired by the Company in the Kitchen Craft Acquisition, and (iii) 100% of the capital stock of any U.S. subsidiary of Kitchen Craft acquired by the Company in connection with the Kitchen Craft Acquisition. In addition, each U.S. subsidiary of Kitchen Craft will provide a guarantee with respect to the Amended and Restated Senior Credit Facility.

     The Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility (as described below) will rank senior to the Notes, and the Company's obligations under the Amended and Restated Senior Credit Facility will be guaranteed by each of the Company's existing and future domestic subsidiaries on a senior basis and secured by substantially all of the assets of the Company and its domestic subsidiaries. In addition, the Amended and Restated Senior Credit Facility will, in certain instances, be guaranteed by certain foreign subsidiaries of the Company on a senior basis and secured by substantially all of the assets of certain foreign subsidiaries of the Company. Kitchen Craft and its Canadian subsidiaries will not provide a guarantee with respect to the Amended and Restated Senior Credit Facility. Under the terms of the Proposed Amendments, any foreign subsidiary of the Company that does not provide a guarantee with respect to the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility will not be required to deliver a Guarantee with respect to the Notes.

     Subject to reduction in the event the Company meets certain leverage tests, and subject to increase upon the occurrence and during the continuation of an event of default, the New Omega Term Loan will bear interest, at the Company's option, (a) at an adjusted base rate equal to the Applicable Margin (as defined therein) plus the greater of the federal funds rate plus 0.5% or U.S. Bank's customary base rate or (b) at the Applicable Margin (as defined therein) plus U.S. Bank's Eurodollar rate. The Company and Kitchen Craft will pay customary fees in connection with the execution of the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility, including agent fees, consent fees, termination fees, and fees with respect to the New Omega Term Loan commitment, the Canadian Term Facility (as defined below) and the Canadian Revolving Facility (as defined below), and with respect to the maintenance of the letter of credit accommodations. In addition to customary covenants, the Amended and Restated Senior Credit Facility will impose substantially the same significant limitations as the Existing Bank Credit Facility on the Company's ability to incur additional indebtedness, incur liens, pay dividends, make other restricted payments, issue guarantees, make advances to affiliates and dispose of assets. The Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility will constitute Senior Debt for purposes of the Notes and the Indenture. The Company expects to use the proceeds from borrowings under the New Omega Term Loan and the Revolving Facility for making loans and equity contributions for use in financing the Kitchen Craft Acquisition and refinancing existing Kitchen Craft indebtedness and to provide for working capital, other acquisitions and general corporate purposes.

Canadian Senior Credit Facility

     In connection with the consummation of the proposed Kitchen Craft Acquisition, the Company expects the Amended and Restated Senior Credit Facility to be supplemented by a new Canadian dollar term loan and revolving credit facility for Kitchen Craft (the "Canadian Senior Credit Facility") with Canadian Imperial Bank of Commerce ("CIBC"), as agent, and certain other financial institutions parties thereto. The Company expects that, like the Amended and Restated Senior Credit Facility, the Canadian Senior Credit Facility will not become operative until the funding of the Kitchen Craft Acquisition. Indebtedness outstanding under both the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility will represent indebtedness outstanding under the New Bank Credit Facility (as defined in the Indenture). The Canadian Senior Credit Facility will contain substantially the same financial covenants and other terms and conditions as those contained in the Amended and Restated Senior Credit Facility. In addition to customary covenants, the Canadian Senior Credit Facility will impose substantially the same significant limitations as the Amended and Restated Senior Credit Facility on the ability to incur additional indebtedness, incur liens, pay dividends, make other restricted payments, issue guarantees, make advances to affiliates and dispose of assets. The Canadian Senior Credit Facility will provide for up to
(Cdn) $22.0 million of term loan borrowings (the "Canadian Term Facility") and a revolving facility of up to (Cdn) $15.0 million (the "Canadian Revolving Facility") to be used to finance, in part, the Kitchen Craft Acquisition and for Kitchen Craft's working capital purposes.

     The Canadian Term Facility will require quarterly principal payments beginning on April 3, 1999 at (Cdn) $0.4 million per quarter and increasing at each anniversary. Subsequent payments will be approximately (Cdn) $0.5 million,
(Cdn) $0.6 million, (Cdn) $0.8 million, (Cdn) $0.9 million, and (Cdn) $2.3 million per quarter during four-quarter periods beginning in 2000, 2001, 2002, 2003, and 2004, respectively. The Canadian Term Facility will mature on December 31, 2004. The Canadian Revolving Facility will mature on December 26, 2003 and has no scheduled interim amortization. In addition, Kitchen Craft will be required to make prepayments on the Canadian Senior Credit Facility under substantially the same circumstances as those contained in the Amended and Restated Senior Credit Facility, including certain sales of assets and the issuance of debt or equity securities other than issuances of equity securities to finance acquisitions permitted under the Canadian Senior Credit Facility or, with certain limitations, equity securities issued to management employees and directors. Kitchen Craft will also be required on an annual basis to make prepayments on substantially the same terms and conditions as will be required under the Amended and Restated Senior Credit Facility. All mandatory prepayments under the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility will be applied on a pro rata basis to the U.S. facilities and the Canadian Senior Credit Facility. Subject to reduction upon meeting certain leverage tests, and subject to increase upon the occurrence and during the continuation of an event of default, the Canadian Senior Credit Facility will bear interest at an adjusted base rate equal to the Applicable Margin (as defined therein) plus the Bankers' Acceptance Rate ("BA Rate") (as defined therein) or, if the BA Rate is unavailable, the Canadian Prime Rate (as defined therein). Kitchen Craft will also be required to pay a Stamping Fee (as defined therein) equal to 35 basis points.

     The indebtedness under the Canadian Senior Credit Facility will be guaranteed by the Company and each of Kitchen Craft's Canadian subsidiaries. The Canadian Senior Credit Facility will be secured by all of Kitchen Craft's and its Canadian subsidiaries' properties and assets. The Company expects that U.S. Bank, as agent, and CIBC, and its Canadian Subsidiaries as agent, will enter into an intercreditor agreement with respect to the application of the proceeds of collateral pledged under the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility.

Additional Equity Financing

     Affiliates of BCC have entered into commitments to purchase up to (Cdn) $17.4 million of Holdings' common stock, subject to the pre-emptive rights of existing Holdings stockholders, in order to provide equity financing for the Kitchen Craft Acquisition. Certain other stockholders of the Company may participate in this financing by purchasing a portion of such (Cdn) $17.4 million of Holdings common stock. To the extent that additional stockholders exercise their pre-emptive rights to participate in the equity financing following the closing of the Kitchen Craft Acquisition, the total equity investment in Holdings will increase. Currently, affiliates of BCC own approximately 90% of the fully-diluted equity of Holdings, and following the Kitchen Craft Acquisition, BCC will continue to control a majority of Holdings' outstanding common stock. Founded in 1979, BCC is a New York-based private investment company with approximately $1.4 billion in committed capital, specializing in the acquisition and equity-based recapitalization of private businesses.


Purposes of the Solicitation

     The purposes of the Proposed Amendments are (i) to give the Company the flexibility to create or acquire foreign Subsidiaries which would not be required to deliver a Guarantee with respect to the Notes, (ii) to modify certain provisions of the Indenture to permit foreign Subsidiaries that do not guarantee the Notes to otherwise operate under the terms of the Indenture, subject to the limitations currently in place for the Company and the Guarantors, and (iii) to make minor modifications to other Indenture provisions.


The Proposed Amendments

     Exhibit A attached hereto sets out the Proposed Amendments.  If the
     ---------
Requisite Consents are obtained and the Acquisition Condition is satisfied, the terms of the Proposed Amendments will become operative on the Operative Date. In accordance with the Indenture, the Proposed Amendments, when operative, will be binding upon all holders of Notes regardless of whether or not any particular holder of Notes has delivered a Consent. The Proposed Amendments, when operative, will, among other things:

            (i) modify certain provisions of the Indenture regarding the creation or acquisition of certain foreign Subsidiaries, which will not be required to deliver a Guarantee with respect to the Notes (referred to below as "Foreign Subsidiaries") if such a guarantee is not permitted under applicable law or would have a material adverse tax or accounting effect on the Company; under the terms of the Proposed Amendments, any Subsidiary that does not provide a guarantee with respect to the Amended and Restated Senior Credit Facility and the Canadian Senior Credit Facility will not be required to deliver a Guarantee with respect to the Notes;

            (ii) modify certain provisions of the Indenture regarding Agreement to Subordinate, Asset Sales and Sales of Subsidiary Stock, Dividend and Other Payment Restrictions Affecting Subsidiaries, Guarantors, Permitted Investments, Permitted Junior Securities, Permitted Liens, Permitted Refinancing Indebtedness, Senior Debt, and Unrestricted Subsidiaries so as to permit Foreign Subsidiaries to make such investments and incur such obligations, subject to the limitations currently in place for the Company and the Guarantors; and

            (iii) make minor modifications to other Indenture provisions.

     Certain definitions under the Indenture will be modified to reflect the Proposed Amendments.

                           THE CONSENT SOLICITATION

Interest of Certain Persons in the Proposed Amendments

     As of January 11, 1999, none of the Company or any of its affiliates owned, beneficially or of record, any Notes. The Company has limited information concerning the beneficial ownership of the Notes, because all of the Notes are registered in the names of the Depository Trust Company ("DTC") or its nominee. However, it is possible that one or more persons or groups owns more than 5% of the aggregate principal amount of the outstanding Notes.

Terms of the Consent Solicitation

     If the Requisite Consents are received and the Acquisition Condition is satisfied, then the Company will pay to each Holder delivering prior to the Expiration Date the enclosed form of consent (the "Consent") to the Depositary (provided such Consent is not revoked), a one-time cash payment in the amount of $2.50 for each $1,000 in principal amount of the Notes as to which such Consent is given (the "Consent Payments"). Only Holders of record as of January 11, 1999 (the "Record Date") may submit a Consent. Holders that do not properly or timely consent to the Proposed Amendments or whose Consent is revoked will not receive a Consent Payment with respect thereto, even though the Proposed Amendments, if they become operative, will be binding upon them. The date and time at which the Supplemental Indenture is executed is referred to herein as the "Effective Date." Holders delivering Consents received after the Effective Date but prior to the Expiration Date will nonetheless be entitled to receive the Consent Payment. See "The Acquisition Condition" below.

     A duly executed Consent (unless revoked as herein provided) shall bind the Holders executing the same and any subsequent registered holder or transferee of the Notes to which such Consent relates. However, a Consent may be revoked at any time prior to the Effective Date by the holder of the Notes to which such Consent relates in the manner described herein.

     The term "Holder" shall mean a registered holder of Notes as reflected in the records of the Trustee as of the Record Date. The Company anticipates that DTC, as nominee holder of the Notes, will execute an omnibus proxy which will authorize its participants ("DTC Participants") to consent with respect to the Notes owned by it and held in the name of Cede & Co. as specified on the DTC position listing as of the Record Date. In such case, all references to Holder shall, unless otherwise specified, include DTC Participants.

     The delivery of a Consent to the Proposed Amendments will not affect a Holder's right to sell or transfer the Notes. Only Holders of record as of the Record Date may submit a Consent.

     Upon receipt of the Requisite Consents (which may occur prior to the Expiration Date), the Company, the Guarantors and The Chase Manhattan Bank, as Trustee, may then execute a supplemental indenture (the "Supplemental Indenture") containing the Proposed Amendments. The Company intends to enter into the Supplemental Indenture as soon as practicable after the Requisite Consents have been received. Except as otherwise provided for herein, after the Supplemental Indenture has been executed, no Consent by a Holder may be revoked. However, the Supplemental Indenture will provide that the Proposed Amendments will not become operative until the Acquisition Condition is satisfied. The date on which the Effective Date shall have occurred and the Acquisition Condition shall have been satisfied is referred to herein as the "Operative Date." If the Requisite Consents are not received by the Depositary by 5:00 p.m., New York City time, on the Expiration Date, then the Company, in its sole discretion, may elect to extend the Expiration Date from time to time as herein provided, in which case all such Consents shall remain valid (subject to revocation as herein provided) until the date and time to which the Expiration Date is so extended.

     The Company expressly reserves the right to extend the Expiration Date, from time to time, until the Requisite Consents have been obtained, and to terminate the Consent Solicitation at any time prior to the Expiration Date (whether or not the Requisite Consents have been received). Any such extension of the Expiration Date shall be effective if the Company gives oral or written notice thereof to the Depositary no later than 9:00 a.m. (and, if such notice is given orally, followed by written notice to the Depositary (given by facsimile or otherwise) no later than 2:00 p.m.), New York City time, on the first business day following any previously announced Expiration Date. Any termination of the Consent Solicitation shall be effective upon written notice thereof from the Company to the Depositary. As promptly as practicable following any such extension or termination, notice thereof shall be given by the Company to each Holder in writing or by press release to the Dow Jones News Service.

     The Company expressly reserves the right to modify, at any time or from time to time prior to the final Expiration Date, the terms of the Consent Solicitation (including modifying the amount or form of consideration to be paid to Holders delivering Consents) and the Proposed Amendments in any manner it deems necessary or advisable. If the Company delivers an Officers' Certificate to the Trustee certifying that such modifications are not, in the aggregate, materially adverse to Holders of Notes (compared to the terms of the Consent Solicitation and the Proposed Amendments described in this Consent Solicitation Statement), Consents given prior to such modifications will remain valid and effective and will constitute Consents to the Proposed Amendments, as so modified. The Trustee is entitled to rely conclusively on any such certificate. The Company will not be obligated to deliver notice of such modifications to the Holders of Notes prior to executing the Supplemental Indenture. Notwithstanding the foregoing, no reduction of the Consent Payments, or any other modifications to the terms of the Consent Solicitation that are, in the aggregate, materially adverse to the Holders of Notes, will be made without at least two business days' notice thereof by press release or other public announcement or by written notice to the Holders, with the opportunity for Holders to revoke their Consents during such notice period even if the Effective Date has occurred.

Consent Procedures

     Holders who desire to consent to the Proposed Amendments should so indicate by marking the appropriate box on the Consent included herewith, and completing, signing, dating and delivering the same to the Depositary in the manner set forth below. However, if none of the boxes on the Consent is checked, but the Consent is otherwise properly completed, signed, dated and delivered, the Holder will be deemed to have consented to the Proposed Amendments.

     Consents executed by a Holder of Notes should be executed in exactly the same manner as the name(s) appear(s) on the Notes. If Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent. If a Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other registered holder acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit to the Depositary appropriate evidence (satisfactory to the Company) of such person's authority to act, along with the Consent. If Notes are registered in different names, separate Consents must be executed by each such Holder. Consents by DTC Participants whose Notes are registered in the name of Cede & Co. should be signed in the manner in which their names appear on the position listing of Cede & Co. with respect to the Notes.

     Subject to the terms and conditions set forth in this Consent Solicitation Statement, the Company will accept all properly completed and executed Consents received by the Depositary (and not subsequently revoked) prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity, form, eligibility (including the time of receipt) and acceptance of Consents and revocations will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject only to the review and approval of the Depositary with respect to proof of execution and ownership. The Company reserves the right to reject any and all Consents not validly given or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right (subject to such review and approval of the Depositary) to waive any defects, irregularities or conditions of delivery as to particular Consents. Unless waived, all such defects and irregularities must be cured prior to the Expiration Date, and any Consent with such a defect or irregularity will not be deemed to have been properly given until so cured or waived. Neither the Company, the Depositary nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. The Company's interpretation of the terms and conditions of this Consent Solicitation shall be conclusive and binding. After the Operative Date, all holders, including non-consenting holders and all subsequent holders, of the Notes will become bound by the terms of the Proposed Amendments.

The Acquisition Condition

     The terms of the Proposed Amendments will not become operative until the Operative Date, which will not occur unless and until the Acquisition Condition is satisfied. The Company's obligation to make the Consent Payments is also conditioned on the Acquisition Condition being satisfied.

Revocation of Consents

     Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described below has been followed. A revocation of a Consent (a "Revocation of Consent") delivered by a Holder of Notes before the Effective Date shall be deemed to supersede any earlier Consents relating to the same Notes and a Consent delivered by a Holder of Notes before the Expiration Date shall be deemed to supersede any earlier Consents or Revocations of Consent relating to the same Notes. Pursuant to the Indenture, a Consent made by a Holder of Notes on the Record Date who has sold or otherwise transferred such Notes may be revoked by a subsequent holder of such Notes prior to the Effective Date by delivery of a Revocation of Consent by such subsequent holder.

     Prior to the Effective Date, any Holder of Notes may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder of Notes desiring to revoke a Consent (including a subsequent holder of Notes desiring to revoke a Consent given by a predecessor Holder) must, prior to the Effective Date, complete, sign and date a Revocation of Consent and mail, hand deliver, send by overnight courier, or facsimile (facsimiles should be confirmed by physical delivery) the signed Revocation of Consent to the Depositary at the address listed on the Consent, all in accordance with the instructions contained herein. Consents not properly or timely revoked will become irrevocable upon the Effective Date; provided, however, that Consents may be revoked following the Effective Date, as provided in the last paragraph of the "Terms of the Consent Solicitation" above, in the event that the Company modifies the terms of the Consent Solicitation subsequent to the Effective Date in a manner that is materially adverse to the Holders of the Notes.

     A Revocation of Consent must be executed by a Holder in exactly the same manner as such Holder's name appears on the Consent to which the Revocation of Consent relates or be accompanied by evidence satisfactory to the Company and the Depositary that the holder revoking such Consent has succeeded to registered ownership of the Notes to which such Consent relates or otherwise has the power to revoke such Consent. If a Revocation of Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Revocation of Consent appropriate evidence of authority to execute the Revocation of Consent. A Revocation of Consent shall be effective only as to the Notes listed on the Revocation of Consent and only if such Revocation of Consent complies with the provisions of this Consent Solicitation Statement. Only a holder of Notes as reflected in the registry maintained by the Trustee is entitled to revoke a Consent previously given. A beneficial owner of Notes who is not the Holder of such Notes desiring to revoke a Consent given with respect to such Notes must either (i) arrange with the Holder to execute and deliver either to the Depositary on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Depositary by such beneficial owner, a Revocation of Consent with respect to such Notes, or (ii) obtain a duly executed proxy from the Holder authorizing such beneficial holder to act on behalf of the Holder as to such Consent. A form of proxy is available from the Financial Advisor.

     A Revocation of Consent may only be rescinded by the execution and delivery of a new Consent. A holder of Notes who has delivered a Revocation of Consent may thereafter deliver a new Consent by following one of the prescribed procedures at any time prior to the Expiration Date.

     The Company reserves the right to contest the validity of any Revocation of Consent and all questions as to validity (including time of receipt) of any Revocation of Consent will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be required by the Depositary concerning proof of ownership and as may be required by the Depositary regarding proof of execution. None of the Company, any of its affiliates, the Financial Advisor, the Depositary, the Trustee, or any other person will be under any duty to give notification of any defects or irregularities with respect to any Revocation of Consent nor shall any of them incur any liability for failure to give such notification.

The Financial Advisor and the Depositary

     The Company has retained CIBC Oppenheimer Corp. (the "Financial Advisor") to act as its financial advisor in connection with the Consent Solicitation. The Financial Advisor will receive customary compensation and reimbursement of its expenses in connection with its performance of financial advisory services. Requests for assistance in filling out and delivering Consents or requests for additional copies of this Consent Solicitation Statement or the form of Consent may be directed to the Financial Advisor at its address and telephone number set forth on the back cover page of this Consent Solicitation Statement.

     The Company has retained The Chase Manhattan Bank, which is also the Trustee under the Indenture, as depositary (the "Depositary") in connection with the Consent Solicitation. The Depositary will be responsible for collecting Consents.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

     The following discussion summarizes certain U.S. Federal income tax consequences arising out of the proposed transaction based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, Internal Revenue Service ("IRS") rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly retroactively. This discussion does not address all aspects of Federal income taxation that may be relevant to particular Holders in light of their particular circumstances or to certain types of Holders subject to special treatment under the Federal income tax laws (for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, foreign holders, broker dealers, taxpayers subject to the alternative minimum tax and persons holding the Notes as part of a straddle, hedge or conversion transaction) and does not discuss any aspect of state, local or foreign taxation. This discussion assumes that Holders hold their Notes as "capital assets" within the meaning of Section 1221 of the Code (generally property held for investment).

  UNCERTAINTIES EXIST WITH RESPECT TO VARIOUS TAX CONSEQUENCES OF THE CONSENT SOLICITATION. THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT TO A HOLDER MIGHT VARY DEPENDING UPON SUCH HOLDER'S PARTICULAR SITUATION. ACCORDINGLY, HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF GRANTING OR WITHHOLDING CONSENT TO THE PROPOSED AMENDMENTS, INCLUDING ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES.

Consequences of Proposed Amendments and Receipt of Consent Payments by U.S. Holders

  As used herein, the term "U.S. Holder" means a Holder that is, for U.S. Federal income tax purposes, (a) a citizen or resident of the United States,
(b) treated as a domestic corporation or domestic partnership, or (c) an estate or trust other than a "foreign estate" or "foreign trust" as defined in Section 7701(a)(31) of the Code.

  The Proposed Amendments to the Notes and the receipt of the Consent Payments should not be viewed as a significant modification of the Notes for U.S. Federal income tax purposes and thus should not result in a deemed exchange of the Notes for new notes. The Consent Payments should be treated either as a separate payment in the nature of a fee for the Consent or as interest. In either case, a U.S. Holder would likely recognize ordinary income in an amount equal to the Consent Payment received. The Company intends to treat the Consent Payments as ordinary income and to report such payments to U.S. Holders and the IRS for informational purposes in accordance with such treatment.

Backup Withholding

  Certain non-corporate U.S. Holders may be subject to backup withholding at the rate of 31% with respect to the Consent Payments. Generally, backup withholding is applied only when (a) the taxpayer (i) fails to furnish its correct taxpayer identification number to the payor in the manner required, or (ii) fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report certain payments or (b) the IRS has notified the payor that the taxpayer identification number furnished by the taxpayer is incorrect or has otherwise notified the payor that backup withholding is required. Amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. Holder's Federal income tax liability, provided that such Holder furnishes the required information to the IRS.

Non-United States Holders

  Although it is not entirely clear, the Company intends to take the position that U.S. withholding tax applies to a Consent Payment paid to a non-United States Holder (a Holder other than a U.S. Holder) at a 30% rate unless (i) such non-United States Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides to the Company a properly executed IRS Form 4224 in advance of the payments, or (ii) a tax treaty between the United States and the country of residence of the non-United States Holder eliminates or reduces the withholding on interest and other income and such non-United States Holder provides to the Company a properly executed IRS Form 1001 in the name of the beneficial owner claiming the treaty benefits. The Company intends to treat the Consent Payments as interest if treating them as other income would result in no withholding. Consent Payments made to a Non-United States Holder that are effectively connected with a U.S. trade or business conducted by such Holder are subject to U.S. Federal income tax at the graduated rates applicable to U.S. citizens, resident aliens and domestic corporations (an additional branch profits tax may also apply to corporate Holders). Non-United States Holders should consult their own tax advisors regarding the application of U.S. withholding taxes to them and the availability of a refund of any such withholding taxes.

                                                                       Exhibit A
                                               To Consent Solicitation Statement

                              PROPOSED AMENDMENTS

  The Proposed Amendments would (i) modify the definitions of "Board of Directors", "Guarantors", "Permitted Investments", "Permitted Junior Securities", "Permitted Liens", "Permitted Refinancing Indebtedness", "Senior Debt" and "Unrestricted Subsidiary" contained in the Indenture, (ii) add the definitions of "Domestic Subsidiary", "Foreign Subsidiary" and "Guarantor Subsidiary" to the Indenture, and modify Sections 4.08, 4.10, 4.17, 10.01, 10.02 and 10.10 of the Indenture (language to be deleted is bracketed with strike-through and language to be added is printed in bold face type and underlined).

SECTION 1.01  DEFINITIONS.

  "Board of Directors" means the Board of Directors of the Company, Holdings or a [Guarantor] Restricted Subsidiary, as context requires, or any authorized
              ---------------------
committee of such Board of Directors.

  "Domestic Subsidiary" means, with respect to the Company, any Restricted
  ------------------------------------------------------------------------
Subsidiary of the Company that was formed under the laws of the United States of
--------------------------------------------------------------------------------
America or any state or territory thereof.
------------------------------------------

  "Foreign Subsidiary" means, with respect to the Company, any Restricted
  -----------------------------------------------------------------------
Subsidiary of the Company that is not a Domestic Subsidiary.
------------------------------------------------------------

  "Guarantors" means (i) [HomeCrest and] Panther and (ii) each of the Guarantor
                                                                      ---------
Subsidiaries of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

  "Guarantor Subsidiary" means, with respect to the Company, any Domestic
  -----------------------------------------------------------------------
Subsidiary and, except as otherwise provided in Section 4.17, any Foreign
-------------------------------------------------------------------------
Subsidiary.
----------

  "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any [Guarantor] Restricted Subsidiary in a Person,
                                             ---------------------
if as a result of such Investment (i) such Person becomes a [Guarantor]

Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated
---------------------
with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a [Guarantor] Restricted Subsidiary; (d) any
                                              ---------------------
Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $2.0 million; (g) any Investment existing on the date of the Indenture and any extension or renewals thereof, in each case, on terms that are substantially similar to those in effect on the date hereof with respect to such Investment; (h) Permitted Hedging Obligations; (i) loans and advances to customers or vendors in the ordinary course of business; and (j) loans to officers, directors and employees in the ordinary course of business.

  "Permitted Junior Securities" means (i) Equity Interests (other than Disqualified Stock, including other Equity Interests containing mandatory redemption provisions) of the Company or any [Guarantor]

Restricted Subsidiary or (ii) debt securities of the Company or any [Guarantor]
---------------------
Restricted Subsidiary with respect to which no scheduled principal payment is
---------------------
due before the scheduled maturity date of the Senior Debt (and any debt securities issued in exchange for Senior Debt) and that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt of the Company and [the Guarantors] its Restricted Subsidiaries pursuant to Article 10 hereof.
            ---------------------------

  "Permitted Liens" means (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or a Restricted Subsidiary of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds, carriers', warehousemans', mechanics', landlords', materialmans' or repairmans' Liens or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (iv) and (x) of the second paragraph of
Section 4.09 hereof covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of [Guarantors] Restricted Subsidiaries to secure Senior Debt of
                                -----------------------
such [Guarantors] Restricted Subsidiaries that was permitted by this Indenture
                  -----------------------
to be incurred; and (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or, in the case of the New Bank Credit Facility, such Indebtedness is incurred by the Company or any Subsidiary of the Company, provided that, except as otherwise provided in Section 4.17, any such
             ------------------------------------------------
Subsidiary that is not a Guarantor prior to the incurrence of such Indebtedness shall execute a supplemental indenture and deliver an Opinion of Counsel in the manner described in Article 11 hereof.

  "Senior Debt" means (i) all Indebtedness of the Company and [the Guarantors]

its Restricted Subsidiaries outstanding under the New Bank Credit Facility and
---------------------------
all Permitted Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company and [the Guarantors] its Restricted Subsidiaries
                                                 ---------------------------
permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and (iii) all Obligations with respect to the foregoing; provided that if any payment or proceeds of any collateral is applied to the Senior Debt and is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or [any Guarantor] any
                                                                           ---
of its Restricted Subsidiaries, or any claim of fraudulent or preferential
------------------------------
transfer), the Senior Debt to which such payment was applied will, for purposes of the Indenture, be deemed to have continued in existence, notwithstanding such application, and the subordination provisions of the Indenture will be enforceable as to such Senior Debt as fully as if such application had never been made. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or [any Guarantor] any of its Restricted
                                                      ---------------------
Subsidiaries, (x) any Indebtedness of the Company to any of its Subsidiaries or
------------
Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

  "Unrestricted Subsidiary" means, with respect to any Person, (i) any Subsidiary of such Person (other than Panther or HomeCrest, in the case of the Company) that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not, when designated as an Unrestricted Subsidiary, party to any agreement, contract, arrangement or understanding with the referent Person or any Restricted Subsidiary of such Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the referent Person; (c) is a Person with respect to which neither the referent Person nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the referent Person or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the referent Person or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the referent Person or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary of the Company would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of the Company for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the terms of Section 4.09 hereof, a Default shall have occurred hereunder). The Board of Directors of any Person may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted by the terms of
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. If, at any time, any Unrestricted Subsidiary of the Company would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of the Company for purposes of this Indenture, and, except as otherwise provided in Section 4.17, such Subsidiary
                -----------------------------------------------
shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture.

SECTION 4.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDARIES.

  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness and Liens with respect thereto as in effect or entered into on the date hereof, (b) the New Bank Credit Facility as in effect as of the Operative
                                                                     ---------
Date of the Supplemental Indenture [date hereof], and any amendments,
----------------------------------
modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Bank Credit Facility as in effect on the Operative Date of the Supplemental Indenture
                                    --------------------------------------------
[date hereof], (c) this Indenture, the Notes and the Subsidiary Guarantees,
(d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred,
(f) customary non-assignment provisions in (A) leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business, (B) any agreement to transfer, or option or right with respect to the transfer of, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture or (C) by virtue of provisions of security agreements or mortgages securing Indebtedness of a Restricted Subsidiary that is not otherwise prohibited by this Indenture to the extent that such provisions restrict the transfer of the property or assets subject to the Lien created thereby, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.10  ASSET SALES AND SALES OF SUBSIDIARY STOCK.

  The Company shall not, and shall not permit any of its Restricted Subsidiaries to: (i) sell, lease, convey or otherwise dispose of any assets or rights (including by way of a sale-and-leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other distribution of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, or the merger of a Wholly Owned Restricted Subsidiary of the Company with or into another Wholly Owned Restricted Subsidiary of the Company, shall be governed by the provisions of Sections 4.14 and 5.01 hereof), or (ii) issue or sell equity securities of any of the Company's Subsidiaries, in the case of either clause
(i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (y) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt thereof by the Company or such Restricted Subsidiary (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. Notwithstanding the foregoing: (i) a transfer of assets, including the sale, lease, conveyance or other disposition of any assets, by the Company to a [Guarantor] Restricted Subsidiary or by a [Guarantor] Restricted Subsidiary to
            ---------------------                     ---------------------
the Company or to another [Guarantor] Restricted Subsidiary, (ii) an issuance of
                                      ---------------------
Equity Interests by a [Guarantor] Restricted Subsidiary to the Company or to
                                  ---------------------
another [Guarantor] Restricted Subsidiary, (iii) the incurrence of Permitted
                    ---------------------
Liens, (iv) any Restricted Payment that is permitted by Section 4.07 hereof, and
(v) a disposition of goods held for sale or obsolete equipment in the ordinary course of business of the Company or a Restricted Subsidiary, shall not be deemed to be Asset Sales.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt, or
(b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets (i.e., assets that would not be considered short-term assets under GAAP) or (c) to an investment in properties or assets that replace the properties or assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the provisions of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.17  ADDITIONAL GUARANTEES.

  In the event that the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date hereof, then such newly acquired or created Subsidiary shall execute a supplemental indenture, the form of which is attached as Exhibit C hereto, and deliver to the Trustee an Opinion of Counsel, in accordance with Section 13.05 hereof, except (i) if the issuance of a
                                       ---------------------------------
Guarantee by a Foreign Subsidiary is not permitted under applicable law or would
--------------------------------------------------------------------------------
have a material adverse tax or accounting effect on the Company or its
----------------------------------------------------------------------
Subsidiaries, as determined in good faith by the Board of Directors and
-----------------------------------------------------------------------
evidenced by a copy of applicable board resolutions or an Officer's Certificate
-------------------------------------------------------------------------------
delivered to the Trustee, then such Foreign Subsidiary shall not be subject to
------------------------------------------------------------------------------
the provisions of this Section 4.17, and (ii) for all Subsidiaries that have
-----------------------------------------------------
properly been designated as Unrestricted Subsidiaries in accordance with the provisions hereof for so long as they continue to constitute Unrestricted Subsidiaries; provided, that no Subsidiary will be obligated to give a Guarantee
            --------------------------------------------------------------------
of the Notes under this covenant for so long as such Subsidiary has not
-----------------------------------------------------------------------
Guaranteed any Indebtedness of the Company under the New Bank Credit Facility or
--------------------------------------------------------------------------------
any other Senior Debt.
---------------------

SECTION 10.01  AGREEMENT TO SUBORDINATE.

  (a)  The Company and its Restricted Subsidiaries agree[s], and each Holder by
                   -------------------------------
accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the payment of principal of, interest on and premium and Liquidated Damages, if any, with respect to, the Notes, and the exercise of rights of rescission or other claims, if any, in respect of the issuance of the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Company and its
                                                                   -------
Restricted Subsidiaries (whether outstanding on the date hereof or hereafter
-----------------------
created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company and its Restricted
                                                     ------------------
Subsidiaries.
------------

  (b) The Guarantors agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Subsidiary Guarantees (including the payment of principal of, interest on and premium and Liquidated Damages, if any, with respect to, the Notes, and the exercise of rights of rescission or other claims, if any, in respect of the issuance of the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or cash equivalents of all Senior Debt of the Guarantors (whether outstanding on the date hereof or thereafter incurred), and that the subordination is for the benefit of holders of Senior Debt of the Guarantors.

SECTION 10.02  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

  (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

  (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations (including, without limitation, Post-Petition Interest) due or to become due in respect of such Senior Debt before Holders of the Notes shall be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to holders of Senior Debt (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

  (2) until all Senior Debt of the Company (as provided in subsection (a)(1) above) is paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt of the Company as provided above in (1) as their interests may appear (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 8.01 hereof).

  (b) Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities:

  (1) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations (including, without limitation, Post-Petition Interest) due or to become due in respect of such Senior Debt before Holders of the Notes shall be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to holders of Senior Debt (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

  (2) until all Senior Debt of the Guarantors (as provided in subsection (b)(1) above) is paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt of such Guarantor as provided above in (1) as their interests may appear (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 8.01 hereof).

  (c)  Upon any distribution to creditors of any Restricted Subsidiary of the
  ---------------------------------------------------------------------------
Company in a liquidation or dissolution of such Restricted Subsidiary or in a
-----------------------------------------------------------------------------
bankruptcy, reorganization, insolvency, receivership or similar proceeding
--------------------------------------------------------------------------
relating to such Restricted Subsidiary or its property, in an assignment for the
--------------------------------------------------------------------------------
benefit of creditors or any marshalling of such Restricted Subsidiary's assets
------------------------------------------------------------------------------
and liabilities:
----------------

  (1)  holders of Senior Debt of such Restricted Subsidiary shall be entitled to
  ------------------------------------------------------------------------------
receive payment in full in cash of all Obligations (including, without
----------------------------------------------------------------------
limitation, Post-Petition Interest) due or to become due in respect of such
---------------------------------------------------------------------------
Senior Debt before Holders of the Notes shall be entitled to receive any payment
--------------------------------------------------------------------------------
with respect to the Notes, and until all Obligations with respect to Senior Debt
--------------------------------------------------------------------------------
are paid in full in cash, any distribution to which the Holders of Notes would
------------------------------------------------------------------------------
be entitled shall be made to holders of Senior Debt (except that Holders may
----------------------------------------------------------------------------
receive (i) Permitted Junior Securities and (ii) payments and other
-------------------------------------------------------------------
distributions made from any defeasance trust created pursuant to Section 8.01
-----------------------------------------------------------------------------
hereof); and
------------

  (2)  until all Senior Debt of such Restricted Subsidiary (as provided in
  ------------------------------------------------------------------------
subsection (c)(1) above) is paid in full in cash, any distribution to which
---------------------------------------------------------------------------
Holders would be entitled but for this Article 10 shall be made to Holders of
-----------------------------------------------------------------------------
Senior Debt of such Restricted Subsidiary as provided above in (1) as their
---------------------------------------------------------------------------
interests may appear (except that Holders of Notes may receive (i) Permitted
----------------------------------------------------------------------------
Junior Securities and (ii) payments and other distributions made from any
-------------------------------------------------------------------------
defeasance trust created pursuant to Section 8.01 hereof).
----------------------------------------------------------

SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

  Whenever a distribution is to be made or a notice given hereunder to holders of Senior Debt, the distribution may be made and the notice given, (a) with respect to Senior Debt under the New Bank Credit Facility, to the Bank Agent, or
(b) with respect to any other Senior Debt, to the Representative of the holders of such Senior Debt.

  Upon any payment or distribution of assets of the Company, any of its
                                                           ------------
Restricted Subsidiaries, or any Guarantor referred to in this Article 10, the
------------------------
Trustee and the Holders of Notes shall be entitled to rely upon (i) any order or decree made by any court of competent jurisdiction or (ii) any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, any of its Restricted Subsidiaries, or such
                                 -------------------------------------
Guarantor, as applicable, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                             OMEGA CABINETS, LTD.

                                    CONSENT

                                 in Respect of
            10 1/2% Senior Subordinated Notes due June 15, 2007 of
                             Omega Cabinets, Ltd.

                               CUSIP  682070AB3

                Pursuant to the Consent Solicitation Statement
                            dated January 12, 1999
                                      by
                             Omega Cabinets, Ltd.

              Please return this consent form to the Depositary:

             Via First Class Mail or By Hand or Overnight Delivery

                           The Chase Manhattan Bank
                         c/o Chase Bank of Texas, N.A.
                           Corporate Trust Services
                               1201 Main Street
                                  18th Floor
                             Dallas, Texas  75202
                          Attention:  Mr. Frank Ivins

             Facsimile                             Confirm by
           Transmission:                           Telephone:
           (214) 672-5746                        (214) 672-5678

(Originally executed Consents must follow)

     Consents should not be delivered to any person other than the Depositary. In no event should a Holder deliver any certificates representing the 10 1/2% Senior Subordinated Notes due June 15, 2007.

     The instructions accompanying this Consent should be read carefully before this Consent is completed. Any requests for assistance or additional copies of the Consent Solicitation Statement or this Consent may be directed to the Financial Advisor at its address and telephone number and location set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Consent Solicitation.

     The undersigned is a Holder of 10 1/2% Senior Subordinated Notes due June 15, 2007 (the "Notes") of Omega Cabinets, Ltd. (the "Company") issued under an Indenture dated as of July 24, 1997 (the "Indenture") by and between the Company, the Guarantors (as defined therein), and The Chase Manhattan Bank, as Trustee (the "Trustee").

     The term holder ("Holder") as used herein shall mean a registered holder of Notes as reflected in the records of the Trustee as of January 11, 1999 (the "Record Date"). The Company anticipates that The Depository Trust

Company ("DTC"), as nominee holder of Notes, will execute an omnibus proxy which will authorize its participants ("DTC Participants") to consent with respect to the Notes owned by it and held in the name of Cede & Co. as specified on a DTC position listed as of the Record Date. In such case, all references to Holder shall, unless otherwise specified, include DTC Participants.

     HOLDERS WHO WISH TO RECEIVE PAYMENTS IN CONSIDERATION FOR THEIR CONSENT OF $2.50 PER $1,000 PRINCIPAL AMOUNT OF NOTES (THE "CONSENT PAYMENT") (SEE PAYMENT INSTRUCTIONS) MUST CONSENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999 (AS SUCH DATE MAY BE EXTENDED AT THE ELECTION OF THE COMPANY, THE "EXPIRATION DATE") BY DELIVERING AN EXECUTED CONSENT TO THE DEPOSITARY (AND SUCH CONSENT IS NOT REVOKED). SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CONSENT SOLICITATION STATEMENT DATED JANUARY 12, 1999, THE COMPANY WILL ACCEPT ALL CONSENTS RECEIVED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 1999 FROM THE HOLDERS OF RECORD AS OF THE RECORD DATE.

     Upon receipt by the Company of consent to the proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture as described in the Consent Solicitation Statement dated January 12, 1999 (the "Consent Solicitation Statement") from the Holders of at least a majority of the aggregate principal amount of the outstanding Notes (the "Requisite Consents"), the Company and The Chase Manhattan Bank, as Trustee, may then execute an amendment to the Indenture (the "Supplemental Indenture") containing the Proposed Amendments. The Company intends to enter into the Supplemental Indenture as soon as practicable after the Requisite Consents have been received. The date and time at which the Supplemental Indenture is executed is the "Effective Date." Except as specifically set forth in the Consent Solicitation Statement, Consents may not be revoked after the Effective Date. The Supplemental Indenture will provide that the Proposed Amendments will become operative on the date on which the Effective Date shall have occurred and the Acquisition Condition (as defined in the Consent Solicitation Statement) shall have been satisfied.

     AS A HOLDER OF SAID NOTES, THE UNDERSIGNED HEREBY:

               CONSENTS [_]        DOES NOT CONSENT [_]

with respect to the Proposed Amendments to be made to certain provisions of the Indenture as described in the Consent Solicitation Statement. If no election is specified, any otherwise properly completed, signed, dated and delivered consent form (a "Consent") will be deemed a consent to the Proposed Amendments. By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement and hereby represents and warrants that the undersigned has full power and authority to give the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned's Consent.

     Unless otherwise specified by the undersigned, this Consent relates to all Notes as to which the undersigned is the Holder. If this Consent relates to less than all Notes as to which the undersigned is a Holder, the specific Notes to which this Consent relates shall be identified herein (see "Description of Notes to which Consent Is Given").

     This Consent, if effective, will be binding upon the Holder of the Notes who gives such Consent and upon any subsequent transferee(s) of such Notes, subject only to a valid revocation of the Consent by the holder by delivery to the Depositary in the manner described in the Consent Solicitation statement. Except as specifically set forth in the Consent Solicitation Statement, Consents may not be revoked after the Effective Date. The Holder shall be entitled to receive Consent Payments only in respect of a valid Consent which has been properly and timely delivered and which has not been revoked.

-------------------------------------------------------------------------------------------------------
                         DESCRIPTION OF NOTES TO WHICH CONSENT IS GIVEN
-------------------------------------------------------------------------------------------------------

 Name(s) and Address(es) of registered
  Holders(s) (Please fill in, if blank,
 exactly as name(s) appear(s) on Notes)          Notes with Respect to Which This Consent is Given
    or DTC Participant(s)                             (attach additional schedule, if necessary)
-------------------------------------------------------------------------------------------------------
(1)                                               (2)                        (3)             (4)
-------------------------------------------------------------------------------------------------------
                                                                                            Principal
                                                                                            Amount at
                                                                                           Maturity of
                                             Certificate or              Aggregate       Notes to Which
                                             DTC Participant         Principal Amount      Consent Is
                                            Account Number(s)         at Maturity of     Given (If less
                                                                           Notes           than all)*
-------------------------------------------------------------------------------------------------------

                                            -----------------------------------------------------------

                                            -----------------------------------------------------------

                                                  Total:
                                            -----------------------------------------------------------
*    If this consent form relates to less than the aggregate principal amount at maturity of Notes registered in the name of the registered Holder(s), or held by DTC for the account of DTC
     Participant(s), named above, list the certificate or account numbers and principal amounts at maturity of Notes to which this Consent form relates.  Unless otherwise indicated in the column labeled "Principal Amount at Maturity of Notes to which Consent Is Given," the undersigned Holder will be deemed to have consented in respect of the entire aggregate principal amount at maturity represented by the Notes indicated in the column labeled "Aggregate Principal Amount at Maturity of
     Notes."
-------------------------------------------------------------------------------------------------------
                                       IMPORTANT--READ CAREFULLY
-------------------------------------------------------------------------------------------------------
This Consent must be executed by the registered Holder(s), or the DTC Participant(s), in exactly the same manner as the name(s) of such Holder(s) appear(s) on the Notes or the position listing of Cede &
Co.  If Notes to which this Consent relates are held of record by two or more joint registered Holders, all such Holders must sign this Consent form.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company of such person's authority so to act.  Signatures on this Consent must be guaranteed by a firm that is a member of the National Association of Securities Dealers, Inc., or a
member of a registered national securities exchange or by a commercial bank or trust company having an office in the United States.
-------------------------------------------------------------------------------------------------------

________________________________________________________________________________
                                   SIGN HERE

________________________________________________________________________________
                                (Signature(s))

Dated:__________________________________________________________________________

Names:__________________________________________________________________________
                                (Please Print)

Capacity:_______________________________________________________________________

Address:________________________________________________________________________
                             (Including Zip Code)

Area Code and Telephone No. (   )_______________________________________________

Tax Identification or Social Security No._______________________________________

________________________________________________________________________________

________________________________________________________________________________
                            GUARANTEE OF SIGNATURES

Authorized Signature:___________________________________________________________

Name and Title:_________________________________________________________________
                                (Please Print)

Dated:__________________________________________________________________________

Name of Firm:___________________________________________________________________
________________________________________________________________________________

                             PAYMENT INSTRUCTIONS

     If the Company receives the Requisite Consents and the Acquisition Condition is satisfied, then as soon as practicable after the Operative Date (as defined in the Consent Solicitation Statement), the Company will pay to each Holder who has delivered a valid Consent, and which Consent has not been duly revoked, a one-time cash payment in the amount of $2.50 for each $1,000 principal amount at maturity of Notes as to which such Consent relates.

     In order to be valid and effective, a Consent must (a) be properly completed and executed and (b) have been received by The Chase Manhattan Bank prior to the Expiration Date and not validly revoked as provided in the Consent Solicitation Statement.

     Consent Payments will be made by The Chase Manhattan Bank, on behalf of the Company, by delivery of a check to the Holder at an address as it appears on the records of the Trustee as of the Record Date. If you desire the payments to be sent otherwise, please so indicate below.

-----------------------------------------------------------
           PAYMENT INSTRUCTIONS
            (SEE INSTRUCTION 6)

     To be completed ONLY if the checks for the Consent Payments are to be issued in the name of someone OTHER than the registered Holder(s) of the Notes. Please give a full address to which the checks for the Consent Payments should be sent.

Issue checks to:

Name:______________________________________________________
                        (Please Print)

Address:___________________________________________________

___________________________________________________________
                   (Including Zip Code)

___________________________________________________________
               (Taxpayer Identification or
                  Social Security Number
                    (Complete Form W-9)
___________________________________________________________


-----------------------------------------------------------
           PAYMENT INSTRUCTIONS
            (SEE INSTRUCTION 6)

     To be completed ONLY if the checks for the Consent Payments, issued in the name of undersigned, are to be sent to someone other than the undersigned at any address other than that shown below the undersigned's signature.


Name:______________________________________________________
                        (Please Print)

Address:___________________________________________________

___________________________________________________________
                   (Including Zip Code)

___________________________________________________________
               (Taxpayer Identification or
                  Social Security Number
                    (Complete Form W-9)

___________________________________________________________

                           IMPORTANT TAX INFORMATION

     Under U.S. Federal income tax law, a U.S. Holder (as defined in the Consent Solicitation Statement) whose Consent is given for payment is required by law to provide the Company (as payer) with such U.S. Holder's correct Taxpayer Identification Number (TIN) on Substitute Form W-9 below (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof). If such Holder is an individual, the TIN is his or her social security number. If the Company is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and Consent Payments will be subject to backup withholding.

     Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Company is required to withhold 31% of any payments made to the U.S. Holder or other payee. Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. Federal income tax liability of the Holder subject to the withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments made with respect to Consents, the Holder is required to notify the Company of such Holder's correct TIN by completing the form below, certifying that the TIN provided on the Substitute Form W-9 is correct and that (a) such Holder is exempt from backup withholding,
(b) such Holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified such Holder that such Holder is no longer subject to backup withholding.

What Number to Provide

     The Holder is required to give the Company the TIN (i.e., social security number or employer identification number) of the registered Holder of the Notes tendered hereby. If the Notes are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance.

Non-United States Holders

     Consent Payments made to Non-United States Holders (as defined in the Consent Solicitation Statement) will be subject to withholding at a 30% rate unless the Holder provides the Company with a properly executed IRS Form 4224 (with respect to Consent Payments that are effectively connected with a U.S. trade or business of the Holder) or a properly executed IRS Form 1001 (with respect to Consent Payments that are subject to reduced withholding tax rates under a tax treaty).

------------------------------------------------------------------------------------------------------------------------
                                          PAYER'S NAME:  Omega Cabinets, Ltd.
------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                   Part 1 - PLEASE PROVIDE YOUR TIN IN                          ______________________
FORM W-9                       THE BOX AT RIGHT AND CERTIFY BY                            Social Security Number
                                  SIGNING AND DATING BELOW
                                                                               OR

                                                                                       ___________________________
                                                                                      Employer Identification Number
                             -------------------------------------------------------------------------------------------
                             Part 2-Certification                              Part 3

                             Under penalties of perjury, I certify that:       Awaiting TIN [_]
                             (1)  the number shown on this form is my
                                  correct Taxpayer Identification Number
                                  (or I am waiting for a number to be
                                  issued to me); and
                                                                               -----------------------------------------
                             (2)  I am not subject to backup withholding       Part 4
                                  because (a) I am exempt from backup
                                  withholding, (b) I have not been notified    Exempt [_]
                                  by the IRS that I am subject to backup
                                  withholding as a result of failure to
                                  report all interest or dividends or (c) the
                                  IRS has notified me that I am no longer
                                  subject to backup withholding.
------------------------------------------------------------------------------------------------------------------------
Department of                Certification instructions-You must cross out item (2) in Part 2 above if you have been
Treasury Internal            notified by the IRS that you are subject to backup withholding because of underreporting
Revenue Service              interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS
Payee's Request for          stating that you are no longer subject to backup withholding, do not cross out item (2).  If
Taxpayer                     you are exempt from backup withholding, check the box in Part 4 above.
Identification Number
(TIN)

Please fill in your
name and address
below.
------------------------------------------------------------------------------------------------------------------------

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.



SIGNATURE_________________________     _________________________________________
                                                         DATE

NAME____________________________________________________________________________


ADDRESS_________________________________________________________________________

--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FROM W-9 FOR ADDITIONAL DETAILS.
       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
       PART 3 OF THE SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------
            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.


__________________________________________________    ___________________, 1999
Signature                           Date
--------------------------------------------------------------------------------

                      INSTRUCTIONS FOR CONSENTING HOLDERS

            FORMING PART OF THE TERMS AND CONDITIONS OF THE CONSENT

     1. Delivery of This Consent. Subject to the terms and conditions of the Consent Solicitation Statement, a properly completed and duly executed copy of this Consent and any other documents required by this Consent must be received by the Depositary at its address or facsimile number set forth above prior to 5:00 p.m. New York City time, on January 25, 1999, or such later date as the Expiration Date of the Consent Solicitation may be extended to, in order for the Holder to receive Consent Payments, if made. Each Holder delivering a Consent should also deliver, together with the Consent, a Substitute Form W-9 (or facsimile thereof or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof). The method of delivery of this Consent and all other required documents to the Depositary is at the election and risk of the Holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Depositary. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than The Chase Manhattan Bank. In no event should you deliver or tender any Notes.

     2. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocation will be resolved by the Company in its sole discretion, whose determination will be final and binding subject only to the review and approval of The Chase Manhattan Bank with respect to proof of execution and ownership. The Company reserves the right to reject any and all Consents not validly given or any Consents the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right (subject to such review and approval of the Depositary) to waive any defects, irregularities or conditions of delivery as to particular Consents. Unless waived, all such defects or irregularities must be cured prior to the Expiration Date. Neither the Company, the Depositary nor any other person shall be under any duty to give such notification. Consents will not be deemed to have been properly given until all defects and irregularities have been cured or waived. The Company's interpretations of the terms and conditions of this Consent Solicitation shall be conclusive and binding. After the Effective Date, all holders, including non-consenting holders and all subsequent holders, of the Notes will become bound by the Proposed Amendments (to the extent they become operative).

     3. Holders Entitled to Consent. Only a registered Holder as of the Record Date (or his or her representative or attorney-in-fact) or a beneficial owner who has complied with the procedures set forth in the next sentence may deliver a Consent. Any beneficial owner of Notes who is not the registered Holder must arrange with such registered Holder to execute and deliver this Consent on his or her behalf by executing and returning the form accompanying the letter to clients or must have his or her Notes registered in his or her own name and execute and deliver this Consent himself or herself. Consents by DTC Participants whose Notes are registered in the name of Cede & Co. should be signed in the manner in which their names appear on the position listing of Cede & Co. with respect to the Notes. Under the Indenture, a Consent by a registered Holder is a continuing consent notwithstanding that registered ownership of such Notes has been transferred subsequent to the date of the Consent, unless the registered Holder validly revokes the Consent.

     4. Signatures on This Consent: Guarantee of Signatures. All signatures on this Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States, in either case that is a participant in a recognized signature guaranty medallion program (an "Eligible Institution"). However, signature need not be guaranteed if this Consent is given for the account of an Eligible Institution.

     If this Consent is signed by the registered Holder(s) of the Notes with respect to which this Consent is given, the signature must correspond with the names as contained on the books of the register maintained by the Trustee, without alteration, enlargement or any change whatsoever. If this Consent is signed by a DTC Participant, the signature must correspond with the names indicated in the position listing of Cede & Co.

     If any of the Notes with respect to which this Consent is given are owned of record by two or more joint owners, all such owners must sign this Consent. If any Notes with respect to which this Consent is given are held in different names, it will be necessary to complete, sign and submit as many separate copies of this Consent and any necessary accompanying documents as there are names in which Notes are held.

     If this Consent is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Consent.

     5. Revocation of Consent. Consents may be revoked only prior to the Effective Date by the registered Holder who submits a Consent or a subsequent holder of such Notes if accompanied by evidence satisfactory to the Company and the Depositary that the holder revoking such Consent has the power to revoke such Consent. Such person may revoke such Consent by delivering written notice of such revocation to the Depositary at any time prior to the Effective Date or, in certain circumstances described in the Consent Solicitation Statement, after the Effective Date. To be valid, any such notice of revocation must indicate the certificate number or numbers of the Notes to which it relates and the aggregate principal amount at maturity represented by such Notes and must be signed by the Holder(s) in the same manner as the original Consent or be accompanied by evidence satisfactory to the Company and the Depositary that the holder revoking such Consent has the power to revoke such Consent. Holders of Notes delivering Consents delivered after the Effective Date, but on or prior to the Expiration Date, will nonetheless be entitled to receive Consent Payments. The Company intends to enter into the Supplemental Indenture as soon as practicable after the Requisite Consents have been received. After the Supplemental Indenture has been executed, no Consent by a Holder may be revoked. Notwithstanding the foregoing, if the Company modifies the terms of the Consent Solicitation in a manner that is, in the aggregate, materially adverse to the Holders of Notes, the Company will provide at least two business days' notice thereof by press release or other public announcement or by written notice to the Holders, with the opportunity for Holders to revoke their Consents during such notice period even if the Effective Date has occurred.

     6. Payment and Delivery Instructions. Holders should indicate, in the applicable box or boxes, the name and address to which the checks for any Consent Payments are to be issued or sent, if different from the name and address of the Holder as it appears in the records of the Depositary as of the Record Date. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Company will pay all transfer taxes, if any, applicable to the giving of this Consent. If, however, payment of any Consent Payment is to be made to any person other than the registered Holder, or if the Notes with respect to which this Consent is given are registered in the name of any person other than the person signing this Consent, or if a transfer tax is imposed for any reason other than the giving of this Consent to the Company pursuant to the Consent Solicitation Statement, then the amount of any such transfer taxes (whether imposed on the registered Holder or on any other person) will be payable by the consenting Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Consent, the amount of transfer taxes will be deducted from the Consent Payments.

                           The Financial Advisor is:

                            CIBC Oppenheimer Corp.
                             425 Lexington Avenue
                                   3rd Floor
                           New York, New York  10017
                        Contact Person:  Jay Hegenbart
                          Telephone:  (212) 855-4487
                          Facsimile:  (212) 855-4941

                         INDEX TO FINANCIAL STATEMENTS




                                                                                 Page
                                                                                 ----
Pro Forma Condensed Consolidated Financial Data of Omega Cabinets, Ltd.
 (Unaudited)...................................................................   F-2
Pro Forma Condensed Consolidated Balance Sheet as of
 November 21, 1998.............................................................   F-3
Pro Forma Condensed Consolidated Statement of Income Data for the
 year ended December 27, 1997..................................................   F-6
Pro Forma Condensed Consolidated Statement of Income Data for the
 eleven months ended November 21, 1998.........................................   F-7
Pro Forma Condensed Consolidated Statement of Income Data for the
 trailing twelve months ended November 21, 1998................................   F-8


Condensed Consolidated Financial Statements of Omega Cabinets, Ltd.
 (Unaudited)
Condensed Consolidated Balance Sheet as of November 21, 1998...................  F-10
Condensed Consolidated Statements of Income for the eleven months ended November 21, 1998 and November 22, 1997.................................  F-11
Condensed Consolidated Statements of Cash Flows for the eleven months ended November 21, 1998 and November 22, 1997.................................  F-12
Notes to Condensed Consolidated Financial Statements...........................  F-13


Consolidated Financial Statements of Kitchen Craft of Canada Ltd...............  F-15
Auditors' Report...............................................................  F-16
Consolidated Balance Sheets as of December 31, 1997 and 1996...................  F-17
Consolidated Statements of Income and Retained Earnings for
 the years ended December 31, 1997, 1996 and 1995..............................  F-18
Consolidated Statements of Cash Flows for the years ended
 December 31, 1997, 1996 and 1995..............................................  F-19
Notes to Consolidated Financial Statements.....................................  F-20


Consolidated Financial Statements of Kitchen Craft of Canada Ltd. (Unaudited)
Unaudited Consolidated Balance Sheet as of November 30, 1998...................  F-28
Unaudited Consolidated Statement of Income for the eleven months ended November 30, 1998 and 1997..............................................  F-29
Unaudited Consolidated Statement of Cash Flows for the eleven months ended November 30, 1998 and 1997..............................................  F-30
Notes to Unaudited Consolidated Financial Statements...........................  F-31

                Pro Forma Condensed Consolidated Financial Data



The following unaudited Pro Forma Condensed Consolidated Financial Data is based on the historical consolidated financial information of the Company, adjusted to give effect to the pro forma adjustments described in the notes herein. The Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Kitchen Craft, and the related debt and equity financing as described elsewhere in this Consent Solicitation Statement, as though the transactions had occurred on November 21, 1998 (Omega's most recent balance sheet date). The Pro Forma Condensed Consolidated Statement of Income Data gives effect to the acquisition of Kitchen Craft and the related financing as though the transactions had occurred at the beginning of each of the respective reporting periods presented.

The pro forma adjustments are based upon available data and certain assumptions that the Company management believes are reasonable. The unaudited Pro Forma Condensed Consolidated Financial Data is not necessarily indicative of the Company's financial position or results of operations that might have occurred had the aforementioned transactions been completed as of the dates indicated above and do not purport to represent what the Company's consolidated financial position or results of operations might be for any future period or date. The unaudited Pro Forma Condensed Consolidated Financial Data should be read in conjunction with the consolidated financial statements of the Company included in its 1997 Annual Report on Form 10-K, its condensed consolidated financial statements included elsewhere herein, and other information contained in this Consent Solicitation Statement and the Company's 1997 Annual Report on Form 10-K.

The acquisition will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and the liabilities of Kitchen Craft based upon their respective fair values. The allocation of the aggregate purchase price included in the unaudited Pro Forma Condensed Consolidated Financial Data is preliminary. However, the Company does not expect that the final allocation of the purchase price will materially alter the pro forma financial position and results of operations appearing in the following pages.

                 Pro Forma Condensed Consolidated Balance Sheet

                        (in thousands of U. S. dollars)



                                                               Historical
                                       Historical Omega       Kitchen Craft        Pro Forma       Pro Forma Omega
                                       November 21, 1998    November 30, 1998     Adjustments     November 21, 1998
                                      ------------------------------------------------------------------------------
Assets
Current assets:
 Cash                                        $    297           $ 3,660           $(3,660)(1)         $    297
 Accounts receivable                           16,952             8,149                                 25,101
 Inventories                                   12,218             4,433               400 (2)           17,051
 Other current assets                           1,646               277                                  1,923
                                      ------------------------------------------------------------------------------
Total current assets                           31,113            16,519            (3,260)              44,372

Property, plant and equipment, less
 accumulated depreciation                      28,385             7,011             2,800 (3)           38,196

Goodwill, net                                  51,539                              44,082 (4)           95,621
Deferred financing costs, net                   5,414                               1,148 (5)            6,562
Other assets                                      713                                                      713
                                      ------------------------------------------------------------------------------
Total assets                                 $117,164           $23,530           $44,770             $185,464
                                      ==============================================================================

Liabilities and stockholder's equity
 (deficit)
Current liabilities:
 Accounts payable and accrued
  expenses                                   $ 20,757           $ 8,010           $(2,100)(6)         $ 26,667
 Current portion of long-term debt              4,875               400               650 (7)            5,925
                                      ------------------------------------------------------------------------------
Total current liabilities                      25,632             8,410            (1,450)              32,592

Other noncurrent liabilities                      825               397               799 (8)            2,021
Long-term debt, less current portion          132,125             2,742            39,965 (7)          174,832
                                      ------------------------------------------------------------------------------
Total liabilities                             158,582            11,549            39,314              209,445

Stockholder's equity (deficit)                (41,418)           11,981             5,456 (9)          (23,981)
                                      ------------------------------------------------------------------------------
Total liabilities and stockholder's
 equity (deficit)                            $117,164           $23,530           $44,770             $185,464
                                      ==============================================================================

See accompanying notes.

                    Notes to Unaudited Pro Forma Condensed
                          Consolidated Balance Sheet

                        (in thousands of U. S. dollars)



Pro forma adjustments include adjustments necessary to complete the acquisition. Sources and uses of cash in connection with the transaction are as follows:

Cash sources:
  Additional equity financing                                       $17,437
  Additional debt financing:
   Revolving facility                                                 4,281
   Term facilities                                                   39,476
                                                                   --------
 Total cash sources                                                 $61,194
                                                                   ========

 Cash uses:
  Aggregate consideration to acquire Kitchen Craft                  $57,246
  Transaction fees and expenses                                       3,948
                                                                   --------
 Total cash uses                                                    $61,194
                                                                   ========

A description of pro forma adjustments is as follows:

(1) Kitchen Craft cash balances are excluded from assets to be acquired.

(2) To increase certain inventories to fair value, representing estimated selling price less the cost of reasonable profit margin.

(3) To increase acquired property, plant and equipment assets to estimated fair value.

(4) To increase goodwill for the excess of cost of acquisition over the allocated fair value of the underlying tangible net assets as follows:

    Estimated purchase price                                        $60,046
    Fair value of underlying tangible net assets acquired            15,964
                                                                   --------
    Excess of cost of acquisition over the allocated fair value
     of the underlying tangible net assets                          $44,082
                                                                   ========

(5) Deferred financing costs consist of fees and expenses relating to financing arrangements in connection with the acquisition.

(6) The adjustment consists of:

    Certain payable amounts excluded from the acquisition which
     will not be assumed                                            $(2,600)
    Accruals necessary to conform certain Kitchen Craft
     accounting policies to Omega policies                              500
                                                                   --------
    Net pro forma adjustment                                        $(2,100)
                                                                   ========

                    Notes to Unaudited Pro Forma Condensed
                    Consolidated Balance Sheet (continued)

                        (in thousands of U. S. dollars)



(7) The adjustments to long-term debt, including current portion, consist of:



    Proceeds from new bank credit facilities                       $ 43,757
    Repayment of existing Kitchen Craft long-term debt               (3,142)
                                                                   --------
    Pro forma adjustments to current and noncurrent
     long-term debt                                                $ 40,615
                                                                   ========

(8) The adjustment consists of:


    Certain liabilities excluded from the acquisition              $   (301)
    Deferred tax liabilities provided for basis differences of
     acquired net assets                                              1,100
                                                                   --------
                                                                   $    799
                                                                   ========


(9) The adjustment represents the net change to stockholder's equity as a result of the acquisition and related financing:


   Proceeds from new Omega equity financing                        $ 17,437
   To eliminate historical Kitchen Craft equity                     (11,981)
                                                                   --------
   Net pro forma adjustment                                        $  5,456
                                                                   ========

                       Pro Forma Condensed Consolidated
                     Statement of Income Data (Unaudited)

                        (in thousands of U. S. dollars)



                                         Historical             Historical
                                       Omega for the        Kitchen Craft for                           Pro Forma Omega
                                         year ended           the year ended         Pro Forma         for the year ended
                                     December 27, 1997      December 31, 1997       Adjustments        December 27, 1997
                                     ------------------------------------------------------------------------------------
Net sales                                 $155,898               $61,151            $     -                  $217,049
Cost of goods sold                         112,556                43,964                140 (1)               156,660
                                     ------------------------------------------------------------------------------------
Gross profit                                43,342                17,187               (140)                   60,389

Selling, general and administrative
 expenses                                   22,171                13,354               (347)(2)                35,178
Amortization of goodwill                     1,398                     -              1,102 (3)                 2,500
                                     ------------------------------------------------------------------------------------
Operating income                            19,773                 3,833               (895)                   22,711

Interest expense                            16,312                   164              3,756 (4)                20,232
Other expense                                    -                    46                  -                        46
                                     ------------------------------------------------------------------------------------
Income before income taxes                   3,461                 3,623             (4,651)                    2,433

Income tax expense                           1,695                 1,431             (1,419)(5)                 1,707
                                     ------------------------------------------------------------------------------------
Net income (6)                            $  1,766               $ 2,192            $(3,232)                 $    726
                                     ====================================================================================

See accompanying notes.

                        Pro Forma Condensed Consolidated
                      Statement of Income Data (Unaudited)

                        (in thousands of U. S. dollars)



                                     Historical Omega          Historical                              Pro Forma Omega
                                      for the eleven        Kitchen Craft for                          for the eleven
                                       months ended         the eleven months         Pro Forma         months ended
                                     November 21, 1998    ended November 30, 1998    Adjustments      November 21, 1998
                                    -----------------------------------------------------------------------------------

Net sales                                 $153,153             $62,644                $                   $215,797
Cost of goods sold                         109,924              41,999                    128 (1)          152,051
                                    -----------------------------------------------------------------------------------
Gross profit                                43,229              20,645                   (128)              63,746

Selling, general and administrative
 expenses                                   18,237              11,841                   (875)(2)           29,203

Amortization of goodwill                     1,320                   _                  1,010 (3)            2,330
                                    -----------------------------------------------------------------------------------
Operating income                            23,672               8,804                   (263)              32,213

Interest expense                            13,730                 190                  3,403 (4)           17,323
Other expense                                    -                  64                      -                   64
                                    -----------------------------------------------------------------------------------
Income before income taxes                   9,942               8,550                 (3,666)              14,826

Income tax expense                           3,786               3,360                 (1,062)(5)            6,084
                                    -----------------------------------------------------------------------------------
Net income                                $  6,156             $ 5,190                $(2,604)            $  8,742
                                    ===================================================================================

See accompanying notes.

                       Pro Forma Condensed Consolidated
                     Statement of Income Data (Unaudited)

                        (in thousands of U. S. dollars)



                                     Historical Omega          Historical                              Pro Forma Omega
                                      for the twelve        Kitchen Craft for                          for the twelve
                                       months ended         the twelve months         Pro Forma         months ended
                                     November 21, 1998    ended November 30, 1998    Adjustments      November 21, 1998
                                    -----------------------------------------------------------------------------------

Net sales                                $167,107                $67,362             $     -              $234,469
Cost of goods sold                        119,782                 45,613                 140 (1)           165,535
                                    -----------------------------------------------------------------------------------
Gross profit                               47,325                 21,749                (140)               68,934

Selling, general and administrative
 expenses                                  19,770                 12,796                (887)(2)            31,679

Amortization of goodwill                    1,439                      -               1,102 (3)             2,541
                                    -----------------------------------------------------------------------------------
Operating income                           26,116                  8,953                (355)               34,714

Interest expense                           14,129                    203               3,717 (4)            18,049
Other expense                                   -                     54                   -                    54
                                    -----------------------------------------------------------------------------------
Income before income taxes                 11,987                  8,696              (4,072)               16,611

Income tax expense                          4,219                  3,413              (1,188)(5)             6,444
                                    -----------------------------------------------------------------------------------
Net income                                $ 7,768                $ 5,283             $(2,884)             $ 10,167
                                    ===================================================================================

See accompanying notes.

                    Notes to Unaudited Pro Forma Condensed
                     Consolidated Statement of Income Data

                        (in thousands of U. S. dollars)



(1) Represents the incremental depreciation expense as a result of the increased cost basis of property, plant and equipment due to recording at estimated fair value in purchase accounting.

(2) Represents a reduction of expense for past discretionary charitable donations made to family charitable foundations of the seller, to the extent such amounts exceed the agreed-upon future level of charitable donations.

(3) Represents the incremental amount of goodwill amortization (over a period of 40 years) as a result of the increase in goodwill attributable to the acquisition.

(4) Represents the incremental amount of interest expense related to the acquisition:

                                                                           Eleven months       Twelve months
                                                         Year ended        ended November      ended November
                                                      December 27, 1997       21, 1998            21, 1998
                                                    ----------------------------------------------------------
    Interest expense related to new debt:
      Senior bank loans                                      $3,732              $3,421             $3,732
      Amortization of deferred financing costs                  188                 172                188
    Less interest expense relating to debt to be
     repaid                                                    (164)               (190)              (203)
                                                    ----------------------------------------------------------
    Pro forma adjustment                                     $3,756              $3,403             $3,717
                                                    ==========================================================

    Interest expense was calculated using an assumed average rate of 8.5% on the senior bank loans for all periods presented, which approximates the average rate which would have been in effect during the periods pursuant to the defined rates in the new debt facilities (and based on the historical underlying index rate during the periods).

    A 0.125% increase or decrease in the assumed interest rates for the additional borrowings related to the acquisition would change the pro forma interest expense by $55. Pro forma net income would change by $33.

(5) Represents the income tax effect of the pro forma adjustments computed using an effective income tax rate of 40%. No tax benefit was provided related to the pro forma adjustment for the incremental amount of goodwill amortization since such goodwill will not be deductible for income tax purposes.

(6) Historical net income of Omega for the year ended December 27, 1997 is shown before the effect of an extraordinary loss on debt refinancing of $947.

                             Omega Cabinets, Ltd.

               Condensed Consolidated Balance Sheet (Unaudited)

                               November 21, 1998

                                (in thousands)



Assets
Current assets:
 Cash                                                             $    297
 Accounts receivable                                                16,952
 Inventories (Note 2)                                               12,218
 Other current assets                                                1,646
                                                                  --------
Total current assets                                                31,113

Property, plant and equipment                                       35,863
Less accumulated depreciation                                       (7,478)
                                                                  --------
                                                                    28,385

Deferred financing costs, net                                        5,414
Goodwill, net                                                       51,539
Other assets                                                           713
                                                                  --------
Total assets                                                      $117,164
                                                                  ========

Liabilities and stockholder's equity (deficit)
Current liabilities:
 Accounts payable and accrued expenses                            $ 20,757
 Current portion of long-term debt                                   4,875
                                                                  --------
Total current liabilities                                           25,632

Long-term debt, less current portion                               132,125
Other noncurrent liabilities                                           825

Stockholder's equity (deficit):
 Common stock, $.01 par value; 10,000 shares authorized,
 1,000 shares issued and outstanding                                    10
 Additional paid-in capital                                         60,594
 Predecessor basis adjustment                                      (11,032)
 Retained earnings (deficit) (Note 3)                              (90,990)
                                                                  --------
Total stockholder's equity (deficit)                               (41,418)
                                                                  --------
Total liabilities and stockholder's equity (deficit)              $117,164
                                                                  ========

See accompanying notes.

                             Omega Cabinets, Ltd.

            Condensed Consolidated Statements of Income (Unaudited)

                                (in thousands)



                                                                  Eleven months ended
                                                             November 21      November 22
                                                                1998              1997
                                                         ----------------------------------

Net sales                                                      $153,153         $141,945
Cost of goods sold                                              109,924          102,698
                                                         ----------------------------------
Gross profit                                                     43,229           39,247

Selling, general and administrative expenses (Note 4)            18,237           20,638
Amortization of goodwill                                          1,320            1,279
                                                         ----------------------------------
Operating income                                                 23,672           17,330

Interest expense                                                 13,730           14,966
                                                         ----------------------------------
Income before income taxes and extraordinary item                 9,942            2,364

Income tax expense                                                3,786            1,262
                                                         ----------------------------------
Income before extraordinary item                                  6,156            1,102

Extraordinary loss on debt refinancing (Note 5)                       -             (947)
                                                         ----------------------------------
Net income                                                     $  6,156         $    155
                                                         ==================================

See accompanying notes.

                             Omega Cabinets, Ltd.

                       Condensed Consolidated Statements
                           of Cash Flows (Unaudited)

                                (in thousands)



                                                                  Eleven months ended
                                                            November 21        November 22
                                                               1998                1997
                                                       --------------------------------------
Operating activities
Net income                                                    $  6,156           $     155
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Extraordinary loss                                                  -                 947
 Depreciation and amortization                                   4,215               3,692
 Noncash stock option and warrant expense                            -               5,481
 Deferred income taxes                                             475                 385
 (Gain) loss on asset disposal                                      18                   -
 Changes in operating assets and liabilities:
  Accounts receivable                                              (15)             (4,597)
  Inventories                                                     (721)             (1,878)
  Other assets                                                     (43)              1,963
  Accounts payable, accrued expenses and other
   liabilities                                                   7,356              (1,165)
                                                       --------------------------------------
Net cash provided by operating activities                       17,441               4,983

Investing activities
Purchases of property, plant, and equipment                     (3,368)             (2,475)
Additions to goodwill                                                -              (2,450)
                                                    --------------------------------------
Net cash used in investing activities                           (3,368)             (4,925)

Financing activities
Payments for deferred financing costs                             (227)             (8,119)
Payments of long-term debt                                     (10,050)           (186,311)
Proceeds from long-term debt                                       930             246,670
Capital contribution by parent                                     119              62,248
Payments to parent to redeem common stock and
 options at parent level                                        (4,551)           (114,546)
                                                       --------------------------------------
Net cash provided (used) by financing activities               (13,779)                (58)
                                                       --------------------------------------
Net increase in cash                                               294                   -

Cash at beginning of period                                          3                   3
                                                       --------------------------------------
Cash at end of period                                         $    297           $       3
                                                       ======================================

See accompanying notes.

                             Omega Cabinets, Ltd.

                        Notes to Condensed Consolidated
                       Financial Statements (Unaudited)

                               November 21, 1998

                                (in thousands)



1. Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the eleven month period ended November 21, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending January 2, 1999. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended December 27, 1997.


2. Inventories

Inventories consist of the following at November 21, 1998:

 Raw materials                           $ 4,652
 Work-in-process                           4,712
 Finished goods                            2,854
                                       ---------
                                         $12,218
                                       =========


3. Capital Transactions

During 1998, the Company's parent paid a final defined post-closing adjustment of $2,200 for the redemption of stock and options in connection with its 1997 merger and recapitalization. As with the original redemption cost (all of which was pushed down and reflected by the Company), the Company has charged the amount to retained earnings during 1998.

In May and November 1998, the Company's parent redeemed an aggregate of approximately $2,350 of the parent's common stock and options, which the Company in turn paid to the parent and charged to additional paid-in capital during 1998.

                              Omega Cabinets, Ltd.

                        Notes to Condensed Consolidated
                  Financial Statements (Unaudited) (continued)



4. Selling, General and Administrative Expenses

Selling, general and administrative expenses in the eleven months ended November 22, 1997 include compensation expense related to stock options of $4,894 and stock warrant expense of $587 (none in the eleven months ended November 21, 1998).

In the eleven months ended November 21, 1998, certain nonrecurring expenses were incurred which included $750 initial expenses for a potential acquisition which did not occur, and $270 of certain senior management severance costs.


5. Extraordinary Loss

As a result of its 1997 merger and recapitalization, the Company wrote off existing unamortized deferred financing costs of $1,554 in June 1997, resulting in an extraordinary loss of $947 (net of related income tax benefit of $607).


6. Subsidiary Debt Guarantee

The Company's senior subordinated notes in aggregate principal amount of $100 million are fully and unconditionally guaranteed by Panther Transport, Inc. ("Panther"), the Company's wholly-owned subsidiary. Separate financial statements or summarized financial information for Panther have not been presented since its operations are inconsequential and its accounts and transactions represent less than 1% of each of the consolidated total assets, liabilities, equity, net sales, operating income, and net income of the Company. Management believes that the separate financial statements and summarized financial information of Panther are not material to investors.

                    CONSOLIDATED FINANCIAL STATEMENTS


                    KITCHEN CRAFT OF CANADA LTD.




                    December 31, 1997

                                AUDITORS' REPORT



To the Directors of
Kitchen Craft of Canada Ltd.

We have audited the consolidated balance sheets of Kitchen Craft of Canada Ltd. as at December 31, 1997 and 1996, and the consolidated statements of income and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and 1996, and the results of its operations and the changes in its financial position for each of the years in the three-year period ended December 31, 1997 in accordance with accounting principles generally accepted in Canada.



                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP
                                       Chartered Accountants
Winnipeg, Canada,
February 13, 1998

Kitchen Craft of Canada Ltd.
Incorporated under the Canada Business Corporations Act

                          CONSOLIDATED BALANCE SHEETS

As at December 31


                                                         1996        1997
                                                         Cdn.$       Cdn.$
--------------------------------------------------------------------------------
ASSETS [note 4]
Current
Cash                                                   1,240,272      851,012
Receivables                                            7,807,033   10,205,737
Inventories [note 2]                                   5,232,619    8,538,149
Prepaid expenses                                         470,921      430,645
--------------------------------------------------------------------------------
Total current assets                                  14,750,845   20,025,543
Fixed [notes 3 and 7]                                  9,043,406   10,152,816
--------------------------------------------------------------------------------
                                                      23,794,251   30,178,359
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Bank indebtedness [note 4]                                    --    3,836,307
Accounts payable and accrued liabilities               5,815,126    8,926,582
Note payable - Buller Foundation [note 5]                400,000           --
Income taxes payable                                     910,281       90,089
Due to shareholder [note 6]                               51,671      500,000
Due to EPSP Trust                                      1,000,000       53,000
Current portion of long-term debt [note 7]               600,327      599,172
Current portion of obligation under capital leases         8,020           --
--------------------------------------------------------------------------------
Total current liabilities                              8,785,425   14,005,150
Long-term debt [note 7]                                4,199,658    3,598,866
Deferred income taxes                                    109,690      147,690
--------------------------------------------------------------------------------
                                                      13,094,773   17,751,706
--------------------------------------------------------------------------------
Non-controlling interest                                 302,558      366,151
--------------------------------------------------------------------------------
Commitments [note 10]
Shareholders' equity
Share capital [note 8]                                     2,674        2,674
Retained earnings                                     10,394,246   12,057,828
--------------------------------------------------------------------------------
                                                      10,396,920   12,060,502
--------------------------------------------------------------------------------
                                                      23,794,251   30,178,359
================================================================================

See accompanying notes

Kitchen Craft of Canada Ltd.

                           CONSOLIDATED STATEMENTS OF
                          INCOME AND RETAINED EARNINGS

Years ended December 31


                                             1995          1996          1997
                                             Cdn.$         Cdn.$         Cdn.$
--------------------------------------------------------------------------------

Sales                                     57,833,639    72,151,966    84,630,195

Cost of sales                             38,479,041    46,551,368    59,329,081
--------------------------------------------------------------------------------

Gross margin                              19,354,598    25,600,598    25,301,114
--------------------------------------------------------------------------------
Expenses
 Selling and administrative               14,003,953    18,166,270    18,480,654
 Depreciation and amortization             1,117,223     1,455,109     1,516,021
 Interest - short-term                       170,810       140,782        98,620
 Interest - long-term                        185,262       191,977       127,338
--------------------------------------------------------------------------------
                                          15,477,248    19,954,138    20,222,633
--------------------------------------------------------------------------------
Income before income taxes and
 non-controlling interest                  3,877,350     5,646,460     5,078,481
--------------------------------------------------------------------------------
Income taxes
 Current                                   1,486,789     2,310,844     1,943,310
 Deferred                                     85,800       (23,175)       38,000
--------------------------------------------------------------------------------
                                           1,572,589     2,287,669     1,981,310
--------------------------------------------------------------------------------
Income before non-controlling interest     2,304,761     3,358,791     3,097,171
Non-controlling interest in income
 of subsidiary                               (91,023)      (33,254)      (63,593)
--------------------------------------------------------------------------------
Net income for the year                    2,213,738     3,325,537     3,033,578

Retained earnings, beginning of year       5,758,157     7,971,895    10,394,246
--------------------------------------------------------------------------------
                                           7,971,895    11,297,432    13,427,824
--------------------------------------------------------------------------------
Deduct
 Dividends paid on common shares                  --       723,254     1,190,064
 Dividends paid on preferred shares               --       179,932       179,932
--------------------------------------------------------------------------------
                                                  --       903,186     1,369,996
--------------------------------------------------------------------------------
Retained earnings, end of year             7,971,895    10,394,246    12,057,828
================================================================================

See accompanying notes

Kitchen Craft of Canada Ltd.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


Years ended December 31


                                                     1995          1996          1997
                                                     Cdn.$         Cdn.$         Cdn.$
----------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income for the year                            2,213,738     3,325,537     3,033,578
Add charges (deduct credits) to operations not
 requiring a current cash payment
  Depreciation and amortization                    1,117,223     1,455,109     1,516,021
  Loss (gain) on disposal of fixed assets             34,210        (1,528)       (1,268)
  Deferred income taxes                               85,800       (23,175)       38,000
  Non-controlling interest in income                  91,023        33,254        63,593
----------------------------------------------------------------------------------------
                                                   3,541,994     4,789,197     4,649,924
Net change in non-cash working capital
 balances related to operations [note 12]         (1,578,478)     (124,993)   (4,719,694)
----------------------------------------------------------------------------------------
Cash provided by (used in)
 operating activities                              1,963,516     4,664,204       (69,770)
----------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Proceeds on disposition of fixed assets                   --        30,644        21,760
Purchase of fixed assets - net of investment
 tax credits of Cdn.$175,061
 [1996 - Cdn.$312,711; 1995 - Cdn.$68,924]        (2,690,530)   (3,503,943)   (2,645,923)
Decrease in other assets                                 713            --            --
----------------------------------------------------------------------------------------
Cash used in investing activities                 (2,689,817)   (3,473,299)   (2,624,163)
----------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Advances from (to) shareholders                    1,129,655    (1,077,984)      448,329
Increase (decrease) in long-term debt               (591,612)    2,878,154      (601,947)
Decrease in obligation under capital lease           (54,715)      (20,202)       (8,020)
Investment by minority shareholders                       --        57,982            --
Dividends paid on common shares                           --      (723,254)   (1,190,064)
Dividends paid on preferred shares                        --      (179,932)     (179,932)
----------------------------------------------------------------------------------------
Cash provided by (used in)
 financing activities                                483,328       934,764    (1,531,634)
----------------------------------------------------------------------------------------

Net increase (decrease) in cash
 during the year                                    (242,973)    2,125,669    (4,225,567)
Cash position, beginning of year                    (642,424)     (885,397)    1,240,272
----------------------------------------------------------------------------------------
Cash position, end of year                          (885,397)    1,240,272    (2,985,295)
========================================================================================

Cash position consists of
 Cash                                                     --     1,240,272       851,012
 Bank indebtedness                                  (885,397)           --    (3,836,307)
----------------------------------------------------------------------------------------
                                                    (885,397)    1,240,272    (2,985,295)
========================================================================================

See accompanying notes

1. SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management on the historical cost basis in accordance with accounting principles generally accepted in Canada. These accounting principles are, in all material respects, in accordance with those generally accepted in the United States except as described in note 12, "Summary of Significant Differences Between Canadian and U.S. - Generally Accepted Accounting Principles".

[a]  Principles of consolidation

     These consolidated financial statements include the accounts of the company and the accounts of its subsidiaries, Bulrad Illinois Inc., Bulrad Enterprises Inc., Kitchen Craft Cabinetry Ltd., and Mobil Enterprises Northwest L.L.C.

[b]  Inventories

     Raw material inventories are valued at the lower of cost and replacement cost. Work in progress and finished goods inventories include costs for materials, Labour and overhead and are valued at the lower of cost and net realizable value. Costs are determined on a first in first out [FIFO] basis.

[c]  Fixed assets and accumulated depreciation and amortization

     Fixed assets are stated at cost. Depreciation is charged to income using the diminishing balance method at the following annual rates:

     Buildings                                       5% and 10%
     Parking areas                                   4% and 8%
     Reservoir                                       6% and 10%
     Equipment                                      20% and 30%
     Office furniture and equipment                     20%
     Trucks and trailers                                30%

     Leasehold improvements are being amortized on a 20% straight line basis.

[d]  Income taxes

     The company follows the tax allocation basis of accounting whereby the provision for income taxes relates to the accounting income for the year.

[e]  Advertising costs

     Advertising costs are expensed as incurred.

[f]  Preferred shares

     The redeemable preferred shares have been accounted for as equity.

[g]  Translation of foreign currencies

     Foreign currency denominated balances have been translated to Canadian dollars using the temporal method. Under this method, monetary assets and liabilities, both current and long-term, are translated at year end rates of exchange. Other assets and liabilities, revenues and costs are translated at historical rates of exchange in effect at the dates of transactions. Gains or losses on translation are included in income.

[h]  Derivative financial instruments

     The company enters into forward foreign exchange contracts to protect itself from the possibility of loss should the value of the U.S. dollar decline relative to the Canadian dollar. The company hedges using forward foreign exchange contracts for purposes of hedging U.S. dollar denominated sales contracts. Amounts paid or received under these derivative financial instruments are recognized as part of sales.

2. INVENTORIES

                                                       1996              1997
                                                         $                 $
--------------------------------------------------------------------------------

Raw materials                                        2,784,370         5,511,203
Work in progress                                       945,959         1,493,149
Finished goods                                       1,502,290         1,533,797
--------------------------------------------------------------------------------
                                                     5,232,619         8,538,149
================================================================================

  3. FIXED ASSETS

                                        1996                                   1997
                      ----------------------------------     -----------------------------------
                                Accumulated    Net book                Accumulated    Net book
                      Cost      depreciation    value        Cost      depreciation     value
                        $            $            $            $            $             $
------------------------------------------------------------------------------------------------
Land                   183,155            --     183,155      183,155            --      183,155
Buildings            6,937,960     2,646,354   4,291,606    6,931,913     2,873,037    4,058,876
Parking areas          360,238       141,316     218,922      408,739       160,479      248,260
Reservoir              137,224        57,660      79,564      137,224        62,542       74,682
Equipment            9,796,695     6,618,183   3,178,512   11,054,804     7,409,067    3,645,737
Office
 furniture
 and
 equipment           1,945,759     1,386,816     558,943    2,890,078     1,558,760    1,331,318
Trucks and
 trailers              351,564       196,514     155,050      329,964       196,045      133,919
Leasehold
 improve-
 ments                 709,076       331,422     377,654    1,052,993       576,124      476,869
------------------------------------------------------------------------------------------------
                    20,421,671    11,378,265   9,043,406   22,988,870    12,836,054   10,152,816
================================================================================================

4. BANK INDEBTEDNESS

The company has operating credit facilities of $6,000,000.

The company's operating loan was $2,985,295 at year end. Interest is payable at prime. The company has provided the following as collateral for the operating loan:

[a]  General assignment of accounts receivable;

[b]  General security agreement over all assets;

[c] $2,000,000 demand debenture providing a second fixed charge on the company's premises and a first floating charge on all other assets;

[d]  Guarantee from Bulrad Illinois Inc. secured by security agreement;

[e]  Assignment of fire and other perils insurance.


5. NOTE PAYABLE

The note bears interest at prime plus 1%, payable upon demand.

6. DUE TO SHAREHOLDER

The advance is non-interest bearing with no specific repayment terms.

7. LONG-TERM DEBT

                                                                                        1996            1997
                                                                                          $               $
---------------------------------------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce mortgage payable, maturing
 December 1, 1999 with interest at 6.32% per  annum, principal and interest of $21,577.57 payable monthly, with 1180
 Springfield Road property and various equipment pledged as
 collateral                                                                           1,790,985       1,627,538
Canadian Imperial Bank of Commerce capital loan maturing May
 30, 1999 with interest at prime plus  1/2% per annum, monthly
 principal payments of $35,000                                                        1,010,000         590,000
Manitoba Industrial Opportunities Program loan, collateralized by first charge on all new machinery and equipment purchased with funds; second fixed charge on 1180 Springfield Road property and various equipment, quarterly payments of $60,937 beginning
 July 1, 1999; interest bearing thereafter at a yearly rate given by
 Province of Manitoba to Her Crown Corporations                                         975,000         975,000
Manitoba Industrial Opportunities Program loan, collateralized by first charge on all new machinery and equipment purchased with funds, second fixed charge on 1180 Springfield Road property and various equipment, quarterly payments of $59,375 beginning
 September 1, 1999; interest bearing thereafter at a yearly rate
 given by the Province of Manitoba to Her Crown Corporations                            950,000         950,000
General Motors Acceptance Corporation of Canada loan
 collateralized by vehicle, with monthly principal and
 interest payments of $735 maturing December 27, 2000                                    35,279          26,460
General Motors Acceptance Corporation of Canada loan
 collateralized by vehicle, with monthly principal and
 interest payments of $807 maturing December 23, 2000                                    38,721          29,040
---------------------------------------------------------------------------------------------------------------
                                                                                      4,799,985       4,198,038
Less current portion due within one year                                                600,327         599,172
---------------------------------------------------------------------------------------------------------------
                                                                                      4,199,658       3,598,866
===============================================================================================================

Principal repayments on long-term debt required in each of the next five years are as follows:

                                                                           $
--------------------------------------------------------------------------------

1998                                                                     599,172
1999                                                                     580,978
2000                                                                     682,009
2001                                                                     675,368
2002                                                                     687,997
Subsequent                                                               972,514
--------------------------------------------------------------------------------
                                                                       4,198,038
================================================================================

Principal repayments of the mortgage payable has been calculated based on the assumption that the mortgage will be renewed on the maturity date under the same terms.

8. SHARE CAPITAL

                                                 1995         1996         1997
                                                   $            $            $
--------------------------------------------------------------------------------

Authorized
7,000 12% non-cumulative, redeemable
  preferred shares, issued for the maximum aggregate consideration of $7,000
Unlimited number of common shares, issuable for an unlimited aggregate consideration

Issued
2,624 preferred shares                           2,624        2,624        2,624
5,000 common shares                                 50           50           50
--------------------------------------------------------------------------------
                                                 2,674        2,674        2,674
================================================================================

Preferred shares are redeemable for cancellation at the option of the company or the holder of the shares, at a redemption value of $571.43 per share.

9. INCOME TAXES

The company has allowable capital losses in the amount of $179,860 which may be carried forward indefinitely to reduce capital gains. The potential income tax benefit of these losses has not been recorded in the accounts.

10. COMMITMENTS

The company leases its various premises. The company is committed under the terms of these operating leases to make the following total minimum payments:

                                                                           $
--------------------------------------------------------------------------------

1998                                                                     902,409
1999                                                                     784,646
2000                                                                     625,250
2001                                                                     491,549
2002                                                                     265,555
--------------------------------------------------------------------------------
                                                                       3,069,409
================================================================================

11. NET CHANGE IN NON-CASH WORKING CAPITAL
    BALANCES RELATED TO OPERATIONS

                                                  1995         1996          1997
                                                    $            $             $
-----------------------------------------------------------------------------------

Sources of non-cash working capital
 Decrease in inventories                          48,741           --            --
 Decrease in prepaids                                 --       21,751        40,276
 Increase in accounts payable                    902,256      470,314     3,111,456
 Increase in notes payable                            --      400,000            --
 Increase in income taxes payable              1,699,574           --            --
 Increase in contribution payable to
  EPSP Trust                                          --      313,330            --
-----------------------------------------------------------------------------------
                                               2,650,571    1,205,395     3,151,732
-----------------------------------------------------------------------------------

Uses of non-cash working capital
 Increase in receivables                       2,266,155      938,100     2,398,704
 Increase in inventories                              --      141,187     3,305,530
 Increase in prepaids                             34,009           --            --
 Decrease in note payable                             --           --       400,000
 Decrease in income taxes payable                     --      251,101       820,192
 Decrease in contribution payable to
  EPSP Trust                                   1,928,885           --       947,000
-----------------------------------------------------------------------------------
                                               4,229,049    1,330,388     7,871,426
-----------------------------------------------------------------------------------
                                              (1,578,478)    (124,993)   (4,719,694)
===================================================================================

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of Kitchen Craft of Canada Ltd., conform in all material respects with those in the United States except that:

[a] Short-term bank borrowings have been presented in the consolidated statement of cash flows as a component of cash and cash equivalents rather than as a financing activity. If U.S. generally accepted accounting principles had been followed, the amounts of the consolidated statement of cash flows would be adjusted as follows:

                                                      1995        1996         1997
                                                        $           $            $
---------------------------------------------------------------------------------------
Cash provided by (used in) financing activities      242,973     (885,397)    3,836,307
Net increase (decrease) in cash during the year      242,973     (885,397)    3,836,307
Cash position, end of year                                --    1,240,272       851,012

[b] The interest expense for each period approximates the interest paid for each period. The amount of income taxes paid in each period was as follows:

                                                      1995        1996         1997
                                                        $           $            $
     ----------------------------------------------------------------------------------

     Income taxes paid                               102,854    2,025,347     2,328,867

[c] The company has a potential income tax benefit on allowable capital losses in the amount of $179,860 which has not been recorded in the accounts. The valuation allowance under U.S. generally accepted accounting principles is $71,900.

[d] Under U.S. generally accepted accounting principles, the preferred shares, which are redeemable for cash at the option of the holder would be presented outside of shareholders' equity at their redemption amount. Upon issuance, the redemption amount of these shares in excess of their stated amount would have been recorded as a distribution of retained earnings. The redemption amounts of these shares and the effect of this adjustment on the balance sheet is as follows:

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

                                                      1995        1996         1997
                                                        $           $            $
     ----------------------------------------------------------------------------------

     Other liabilities                              11,290,834  13,094,773   17,751,706
     Redeemable preferred shares -
       at redemption amount                          1,499,432   1,499,432    1,499,432
     Shareholders' equity                            6,475,137   8,897,488   10,561,070
     ----------------------------------------------------------------------------------

[e]  Comprehensive Income - Net income equals comprehensive income.

[f] The following table sets forth at the end of and for the periods indicated, certain information concerning the closing, average, high and low exchange rates for United States dollars ["U.S.$"] as a ratio of Canadian dollars ["Cdn.$"]. On December 31, 1997 the closing ratio of United States dollar per Canadian dollar was .699.

                                                      1995        1996         1997
                                                        $           $            $
     ----------------------------------------------------------------------------------

     Ratio of U.S.$ per Cdn.$
       Exchange rate at end of year                   .733        .729         .699
       Average exchange rate during year              .728        .733         .722
       Highest exchange rate during year              .753        .753         .749
       Lowest exchange rate during year               .701        .721         .691

13. YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.
It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                     UNAUDITED CONSOLIDATED BALANCE SHEET



                                            November 30,
                                                1998
                                                Cdn$
--------------------------------------------------------
ASSETS
Current
Cash                                           5,610,891
Receivables                                   12,492,451
Inventories [note 2]                           6,797,582
Prepaid expenses                                 424,063
--------------------------------------------------------
Total current assets                          25,324,987
Fixed                                         25,265,635
Less accumulated depreciation                 14,517,184
--------------------------------------------------------
                                              36,073,438
========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities      12,278,578
Current portion of long-term debt                613,200
--------------------------------------------------------
Total current liabilities                     12,891,778
Long-term debt                                 4,204,414
Deferred income taxes                            147,690
--------------------------------------------------------
                                              17,243,882
--------------------------------------------------------
Non-controlling interest                         461,179
Shareholders' equity
Share capital                                      2,674
Retained earnings                             18,365,703
--------------------------------------------------------
                                              18,368,377
--------------------------------------------------------
                                              36,073,438
========================================================

See accompanying notes

                         Kitchen Craft of Canada Ltd.


                  UNAUDITED CONSOLIDATED STATEMENT OF INCOME



                                                            Eleven-month period ended
                                                                  November 30,
                                                           --------------------------
                                                                1997           1998
                                                                Cdn$           Cdn$
-------------------------------------------------------------------------------------

Sales                                                        77,953,473    92,468,615

Cost of sales                                                54,350,454    60,313,791
-------------------------------------------------------------------------------------

Gross margin                                                 23,603,019    32,154,824
Selling and administrative expenses                          17,125,583    17,479,246
Depreciation and amortization                                 1,354,485     1,681,130
Interest expense                                                207,379       280,673
-------------------------------------------------------------------------------------
Income before income taxes and non-controlling interest       4,915,572    12,713,775
Income taxes                                                  1,917,073     4,958,372
Non-controlling interest in income of subsidiary                (79,663)      (95,028)
-------------------------------------------------------------------------------------
Net income for the period                                     2,918,836     7,660,375
=====================================================================================

See accompanying notes

                         Kitchen Craft of Canada Ltd.

                      UNAUDITED CONSOLIDATED STATEMENT OF
                                  CASH FLOWS




                                                       Eleven-month period ended
                                                             November 30,
                                                      ---------------------------
                                                          1997           1998
                                                          Cdn$           Cdn$
---------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income for the period                                2,918,836     7,660,375
Add charges to operations not requiring a
 current cash payment
  Depreciation and amortization                          1,354,485     1,681,130
  Non-controlling interest in income of subsidiary          79,663        95,028
---------------------------------------------------------------------------------
                                                         4,352,984     9,436,533
Changes in operating assets and liabilities
 Receivables                                            (4,115,401)   (2,286,714)
 Inventories                                            (3,589,265)    1,740,567
 Prepaid expense                                            64,344         6,582
 Accounts payable and accrued liabilities                3,199,907     2,708,907
---------------------------------------------------------------------------------
Net cash provided by operating activities                  (87,431)   11,605,875
---------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                (2,608,139)   (2,276,765)
---------------------------------------------------------------------------------
Net cash used in investing activities                   (2,608,139)   (2,276,765)
---------------------------------------------------------------------------------

FINANCING ACTIVITIES
(Decrease) increase in long-term debt                     (519,707)      619,575
Dividends                                               (1,179,616)   (1,352,500)
---------------------------------------------------------------------------------
Net cash used in financing activities                   (1,699,323)     (732,425)
---------------------------------------------------------------------------------

Net increase (decrease) in cash during the period       (4,394,893)    8,596,185
Cash position, beginning of period                       1,240,272    (2,985,294)
---------------------------------------------------------------------------------
Cash position, end of period                            (3,154,621)    5,610,891
=================================================================================

See accompanying notes

                         Kitchen Craft of Canada Ltd.

                        NOTES TO UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS
                           (All Amounts are in Cdn$)

November 30, 1998


1.   ACCOUNTING POLICY

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments [consisting of normal recurring accruals] considered necessary for a fair presentation have been included. Operating results for the eleven-month period ended November 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998. For further information, refer to the company's audited consolidated financial statements and notes thereto for the year ended December 31, 1997 included elsewhere in the Form 8-K. These accounting principles are, in all material respects, in accordance with those generally accepted in the United States except as described in note 3, "Summary of Significant Differences Between Canadian and U.S. Generally Accepted Accounting Principles".

2.   INVENTORIES

Inventories consist of the following:

                   November 30,
                       1998
-------------------------------

Raw materials         3,068,074
Work-in-process       1,368,465
Finished goods        2,361,043
-------------------------------
                      6,797,582
-------------------------------

3. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of Kitchen Craft of Canada Ltd. conform in all material respects with those in the United States except that:

                         Kitchen Craft of Canada Ltd.

                        NOTES TO UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS
                           (All Amounts are in Cdn$)

November 30, 1998


3. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

     [a] Short-term bank borrowings have been presented in the consolidated statement of cash flows as a component of cash and cash equivalents rather than as a financing activity. If U.S. generally accepted accounting principles had been followed, the amounts on the consolidated statement of cash flows would be adjusted as follows:

                                                 Eleven-month
                                                 period ended
                                               November 30, 1998
----------------------------------------------------------------
   Cash provided by financing activities         (3,836,307)
   Net increase in cash during the period        (3,836,307)
   Cash position, end of year                     5,610,891

     [b] The interest expense for each period approximates the interest paid for each period. The amount of income taxes paid in each period was as follows:

                                                 Eleven-month
                                                 period ended
                                               November 30, 1998
----------------------------------------------------------------

   Income taxes paid                               368,366

     [c] Under U.S. generally accepted accounting principles, the preferred shares, which are redeemable for cash at the option of the holder would be presented not as shareholder's but outside of shareholders' equity at their redemption amount. Upon issuance, the redemption amount of these shares in excess of their stated amount would have been recorded as a distribution of retained earnings. The redemption amounts of these shares and the effect of this adjustment on the balance sheet is as follows:

                                                 Eleven-month
                                                 period ended
                                               November 30, 1998
----------------------------------------------------------------

   Other liabilities                             17,243,882
   Redeemable preferred shares -
     redemption amount                            1,499,432

   Total liabilities                             18,743,314

   Shareholders' equity                          16,868,945

                         Kitchen Craft of Canada Ltd.

                        NOTES TO UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS
                           (All Amounts are in Cdn$)

November 30, 1998


3. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

     [d] Comprehensive income - In the period, net income equals comprehensive income.

     [e] The following table sets forth at the end of and for the periods indicated, certain information concerning the closing, average, high and low exchange rates for United States Dollars ["US$"] as a ratio of Canadian Dollars ["Cdn$"]. On November 30, 1998, the closing ratio of United States Dollar per Canadian Dollar was .652.

                                               Eleven-month period
                                               ended November 30,
                                               -------------------
                                                1997          1998
------------------------------------------------------------------
   Ratio of US$ per Cdn$
    Exchange rate at end of period              .703          .652
    Average exchange rate during the period     .724          .677
    Highest exchange rate during period         .749          .712
    Lowest exchange rate during period          .701          .631


4.   YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.
It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

HOLDERS WHO WISH TO CONSENT AND RECEIVE THE CONSENT PAYMENT SHOULD DELIVER, BY REGULAR MAIL, AIR COURIER, MESSENGER OR FACSIMILE, THEIR PROPERLY COMPLETED, EXECUTED AND DATED CONSENT FORMS (TOGETHER WITH THE COMPLETED FORM W-9 ATTACHED THERETO) TO THE DEPOSITARY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. ALL FACSIMILE TRANSMISSIONS MUST BE FOLLOWED BY DELIVERY OF ORIGINALLY EXECUTED CONSENTS. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CONSENTS, IS AT THE ELECTION AND RISK OF THE HOLDER. THE ADDRESS OF THE DEPOSITARY IS AS FOLLOWS:

             Via First Class Mail or By Hand or Overnight Delivery:
                            The Chase Manhattan Bank
                         c/o Chase Bank of Texas, N.A.
                            Corporate Trust Services
                                1201 Main Street
                                   18th Floor
                              Dallas, Texas  75202
                          Attention:  Mr. Frank Ivins

                            Facsimile Transmission:
                                 (214) 672-5746

                   (Originally executed Consents must follow)

                             Confirm by Telephone:
                                 (214) 672-5678

THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS SOLICITATION OF CONSENTS OTHER THAN AS SET FORTH HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AFTER THE DATE HEREOF.

  Any questions or requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the form of Consent may be directed to the Financial Advisor at its telephone number and location set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance relating to the Consent Solicitation.

                           The Financial Advisor is:

                            CIBC Oppenheimer Corp.
                              425 Lexington Avenue
                                   3rd Floor
                           New York, New York  10017
                        Contact Person:  Jay Hegenbart
                                 (212) 885-4487

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. -
- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


For this type of account:                               Give the SOCIAL SECURITY number of --
-------------------------                               --------------------------------------
1.  An individual's account                             The individual

2.  Two or more individuals (joint                       The actual owner of the account or, if
    account)                                             combined funds, any one of the individual(s)

3.  Custodian account of a minor                         The minor
    (Uniform Gift to Minors Act)

4.  Account in the name of guardian or                   The ward, minor, or incompetent person
    committee for a designated ward,
    minor, or incompetent person

5.  a.  The usual revocable savings                      The grantor-trustee
        trust account (grantor is also
        trustee)

    b.  So-called trust account that is                  The actual owner
        not a legal or valid trust
        under  State law.


For this type of account:                                Give the EMPLOYER IDENTIFICATION
-------------------------                                number of --
                                                         ------------
6.  Sole proprietorship account                          The owner (or the owner's Social Security
                                                         number)

7.  A valid trust, estate, or pension trust              The legal entity (Do not furnish the
                                                         identifying number of the personal
                                                         representative or trustee unless the legal
                                                         entity itself is not designated in the account
                                                         title.)

8.  Corporate account                                    The corporation


9.  Religious, charitable, or                            The organization
    educational organization account
    or an association, club or other
    tax-exempt organization

10. Partnership account held in the                      The partnership
    name of the business

11. A broker or registered nominee                       The broker or nominee

12. Account with the Department of                       The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or
    prison) that receives agricultural
    program payments

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number

If you don't have a taxpayer, identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number or Form W-7, Application for International Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester.

Payee Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

- The United States, or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

- An international organization or any agency, or instrumentality thereof.

- A foreign government or any of its political subdivisions, agencies or instrumentalities.

Payees that are specifically exempted from backup withholding on payments of interest and certain other payments include the following:

- A corporation.

- A financial institution.

- A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remained trust, or a non-exempt trust described in section 4947(a) (1).

- An entity registered at all time under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 4 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice. --Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty or $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Falsifying certifications or affirmations may be subject to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.